   As filed with the Securities and Exchange Commission on July 18, 2001


                                                 Registration No. 333-64226

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 1


                                    To

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                           VARCO INTERNATIONAL, INC.
       (Exact name of registrant as specified in its governing documents)

                                --------------

            Delaware                               1389                                76-0252850
(State or Other Jurisdiction of        (Primary Standard Industrial                 (I.R.S. Employer
 Incorporation of Organization)         Classification Code Number)              Identification Number)

      For Co-Registrants, see "Table of Co-Registrants" on following page.

                     2835 Holmes Road, Houston, Texas 77051
                                 (713) 799-5100
                    (Address of Principal Executive Offices)

                                --------------

                             James F. Maroney, III
                 Vice President, Secretary and General Counsel
                     2835 Holmes Road, Houston, Texas 77051
                                 (713) 799-5100
 (Name, Address, including Zip Code, and Telephone Number including Area Code, of Agent for Service)

                                   Copies To:
                            Patrick T. Seaver, Esq.
                              R. Scott Shean, Esq.
                                Latham & Watkins
                       650 Town Center Drive, 20th Floor,
                       Costa Mesa, California 92626-1925
                                 (714) 540-1235

                                --------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

   Each of the following subsidiaries of Varco International, Inc., and each other subsidiary that is or becomes a guarantor of certain of the securities registered hereby, is hereby deemed to be a Registrant.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          Jurisdiction of    Primary Standard
    Exact Name as Specified in their      Incorporation or      Industrial          I.R.S. Employer
                Charters*                   Organization   Classification Number Identification Number
------------------------------------------------------------------------------------------------------
Environmental Procedures Inc...........       Delaware             1389               76-0380977
------------------------------------------------------------------------------------------------------
Fiber Glass Systems Holdings, LLC......       Delaware             3089               52-2048215
------------------------------------------------------------------------------------------------------
Tubo-FGS, LLC..........................       Delaware             3089               74-2843661
------------------------------------------------------------------------------------------------------
Tuboscope (Holding U.S.) Inc...........       Delaware             1389               76-0561266
------------------------------------------------------------------------------------------------------
Varco I/P, Inc.........................       Delaware             1389               76-0551156
------------------------------------------------------------------------------------------------------
Tuboscope Pipeline Services Inc........       Texas                7389               76-0259606
------------------------------------------------------------------------------------------------------
Varco, LP..............................       Delaware             1389               76-0642979
------------------------------------------------------------------------------------------------------
Quality Tubing Inc.....................       Texas                3317               74-1882751
------------------------------------------------------------------------------------------------------
Fiber Glass Systems, LP................       Texas                3089               74-2843660

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 * The address and telephone number of the principal executive offices are the same as those of Varco International, Inc.

PROSPECTUS

                        [VARCO INTERNATIONAL, INC. LOGO]

                           Varco International, Inc.

                    Offer to Exchange all of Our Outstanding
                        7 1/4% Senior Notes due 2011 for
            7 1/4% Senior Notes due 2011, Which Have Been Registered
                        Under the Securities Act of 1933

                               ----------------

   We are offering to exchange all of our outstanding unregistered 7 1/4% senior notes due 2011 for registered 7 1/4% senior notes due 2011. We refer to the registered senior notes as the new notes and the unregistered senior notes as the old notes. We issued the old notes on May 1, 2001. As of the date of this prospectus, an aggregate principal amount of $200 million of old notes is outstanding.

Please consider the following:

  . Our offer to exchange the old notes for the new notes expires at 5:00 p.m., New York City time, on August 17, 2001, unless we extend the offer.


  . You should carefully review the procedures for tendering the old notes beginning on page 17 of this prospectus. If you do not follow these procedures, we may not exchange your old notes for new notes.


  .  We will not receive any proceeds from the exchange offer.

  . If you do not tender your old notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

  . You may withdraw tendered old notes at any time before the expiration of the exchange offer.

Information about the new notes:

  . The terms of the new notes will be substantial identical to the old notes, except for the elimination of some transfer restrictions, registration rights and liquidated damages provisions relating to the old notes.

  .  The new notes will mature on May 1, 2011.

  . We will pay interest on the new notes on November 1 and May 1 of each year, beginning November 1, 2001, at a rate of 7 1/4% per year.

  . We may redeem some or all of the new notes at any time, at a price described in this prospectus.

  . The new notes will rank equally with our existing and future senior indebtedness, junior to all of our existing and future secured indebtedness and senior to any of our future subordinated indebtedness.

  . Some of our wholly-owned subsidiaries have guaranteed the new notes on a senior unsecured basis. These subsidiaries comprise all of our subsidiaries that also guarantee our senior credit facility, our 7 1/2% senior notes due 2008 and any other funded indebtedness of ours.

  . There is currently no public market for the new notes. We do not intend to list the new notes on any securities exchange. Therefore, we do not anticipate that an active public market for the new notes will develop.

   You should read the section entitled "Risk Factors" beginning on page 8 for a discussion of specific factors that you should consider before participating in this exchange offer.


   These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

               The date of this prospectus is July 18, 2001

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
   FORWARD-LOOKING STATEMENTS                                                ii
   INDUSTRY AND MARKET DATA                                                 iii
   SUMMARY                                                                    1
   RISK FACTORS                                                               8
   USE OF PROCEEDS                                                           12
   CAPITALIZATION                                                            12
   SELECTED HISTORICAL FINANCIAL DATA                                        13
   THE EXCHANGE OFFER                                                        15
   DESCRIPTION OF CERTAIN INDEBTEDNESS                                       25
   DESCRIPTION OF NEW NOTES                                                  26
   MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                  37
   PLAN OF DISTRIBUTION                                                      38
   LEGAL MATTERS                                                             39
   EXPERTS                                                                   39
   DOCUMENTS INCORPORATED BY REFERENCE                                       39
   ADDITIONAL INFORMATION                                                    40

                           FORWARD-LOOKING STATEMENTS

   This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects under the heading "Summary." We identify forward-looking statements in this prospectus by using words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict" and "will be" and similar words or phrases, or the negative of those words or phrases. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be fulfilled. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus include the following:

  . The oil and gas industry in which we participate historically has experienced significant volatility. Demand for our services and products depends primarily upon the number of oil and gas wells being drilled, the depth and drilling conditions of such wells, the volume of production, the number of well completions, the capital expenditures of other oilfield service companies and drilling contractors, the level of pipeline construction and maintenance expenditures, and the level of workover activity. Drilling and workover activity can fluctuate significantly in a short period of time, particularly in the United States and Canada.

  . The willingness of oil and gas operators to make capital expenditures for the exploration and production of oil and natural gas will continue to be influenced by numerous factors over which we have no control, including the prevailing and expected market prices for oil and natural gas. Such prices are impacted by, among other factors, the ability of the members of the Organization of Petroleum Exporting Countries, or OPEC, to maintain price stability through voluntary production limits, the level of production of non-OPEC countries, worldwide demand for oil and gas, general economic and political conditions, costs of exploration and production, availability of new leases and concessions, and governmental regulations regarding, among other things, environmental protection, taxation, price controls and product allocations. No assurance can be given as to the level of future oil and gas industry activity or demand for our services and products.

  . Our foreign operations, which include significant operations in Canada, Europe, the Far East, the Middle East and Latin America, are subject to the risks normally associated with conducting business in foreign countries, including uncertain political and economic environments, which may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. Government-owned petroleum companies located in some of the countries in which we operate have adopted policies (or are subject to governmental policies) giving preference to the purchase of goods and services from companies that are majority-owned by local nationals. As a result of such policies, we rely on joint ventures, license arrangements and other business combinations with local nationals in these countries. In addition, political considerations may disrupt the commercial relationship between us and such government-owned petroleum companies. Although we have not experienced any significant problems in foreign countries arising from nationalistic policies, political instability, economic instability or currency restrictions, there can be no assurance that such a problem will not arise in the future.

  . Our solids control, inspection and coating services routinely involve the handling of waste materials, some of which may be considered to be hazardous wastes. We are subject to numerous local, state and federal laws and regulations concerning the containment and disposal of materials, pursuant to which we have been required to incur compliance and clean-up costs. Compliance with environmental laws and regulations due to currently unknown circumstances or developments could result in substantial costs and have a material adverse effect on our results of operations and financial condition.

  . A significant portion of our recent growth in revenues and profitability has been the result of our acquisition program. Our future operating results will be impacted by our ability to identify additional attractive acquisition opportunities, consummate such acquisitions on favorable terms and successfully integrate the operations of the acquired businesses with those of Varco.

   Additional information with respect to the risks and uncertainties in our business is contained in this prospectus under the heading "Risk Factors" and in the reports we file with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2000. All forward-looking statements attributable to Varco or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus and in the reports we file with the SEC.

                         INDUSTRY AND MARKET DATA


   In this prospectus we rely on and refer to information and statistics regarding the oil and gas industry and our market share in the sectors in which we compete. We obtained this information and statistics from various third-party sources, discussions with our customers and our own internal statistics. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy and completeness.

                                    SUMMARY

   The following summary contains information about Varco and the offering of the new notes. It does not contain all of the information that may be important to you in making a decision to exchange your notes. For a more complete understanding of Varco and this exchange offer, we urge you to read this entire prospectus and the documents incorporated by reference into this prospectus, including the "Risk Factors" section. In this prospectus, when we use the term "Varco", "we," or "our," we mean Varco International, Inc. and its subsidiaries on a consolidated basis, unless the context requires otherwise.

                              Varco International

   Varco International, Inc. is a leading provider of highly engineered drilling and well-servicing equipment, products and services to the world's oil and gas industry. We believe that we are the world's leading manufacturer and supplier of innovative drilling systems and rig instrumentation; oilfield tubular inspections and internal tubular coating techniques; drill cuttings separation, control and disposal systems and services; and coiled tubing and pressure control equipment for land and offshore drilling operations. We also provide in-service pipeline inspections, manufacture high pressure fiberglass tubulars, and sell and lease advanced in-line inspection equipment to makers of oil country tubular goods. We have a long tradition of pioneering many drilling and production innovations which have steadily improved the efficiency, safety, cost and environmental impact of petroleum operations.

   We are engaged in the design, manufacture, sale and rental of drilling and well-remediation equipment, and are engaged in the provision of technical services around the world, with operations spanning six continents, 49 countries and every major oilfield market in the world. We underwent a significant transformation in May 2000 when Varco International, Inc. merged into Tuboscope Inc., with the surviving corporation being re-named Varco International, Inc. The merger has been accounted for as a pooling of interests, and unless otherwise indicated, the financial, historical and other information included in this prospectus is for the combined company. Our common stock is traded on the New York Stock Exchange under the symbol "VRC." We operate through four business groups: Drilling Equipment Sales, Tubular Services, Drilling Services and Coiled Tubing & Wireline Products.

Drilling Equipment Sales

   Our Drilling Equipment Sales group manufactures and sells integrated systems and equipment for rotating and handling pipe on offshore and land drilling rigs; a complete line of conventional drilling rig tools and equipment, including pipe handling tools, hoisting equipment and rotary equipment; pressure control and motion compensation equipment; and flow devices.

   We are a leader in the development of innovative drilling systems. Based on the supply of drilling equipment products for most of the newly-constructed harsh environment offshore drilling rigs over the past few years, we believe we are the worldwide market leader in several product categories. We intend to continue our long tradition of pioneering innovations such as the top drive and automatic pipe handling systems which improve the efficiency, safety, cost, and environmental impact of drilling operations.

   This group's customers include major oil and gas companies, independent producers, national oil companies, oilfield supply stores, and onshore and offshore drilling contractors.

Tubular Services

   We are a leading provider of a variety of tubular services to oil and gas producers, drilling contractors, well-remediation contractors, pipeline operators, and tubular manufacturers and distributors. Our Tubular

Services group provides tubular inspection services for drillpipe, casing, production tubing, and line pipe at drilling and workover rig locations, at pipe yards owned by our customers, at steel mills and processing facilities manufacturing tubular goods, and at facilities which we own. This group also provides for the internal coating of tubular goods at eleven plants worldwide, and through licensees in certain locations.

   We believe we are the leading provider of oil country tubular goods inspection and internal tubular coating services worldwide. Additionally, we design, manufacture and sell high pressure fiberglass tubulars for use in corrosive applications. The Tubular Services group also provides in-place inspection of oil, gas and product transmission pipelines through the application of free-swimming instrumented survey tools which we engineer, manufacture and operate.

   This group's customers include major oil and gas companies, independent producers, national oil companies, drilling contractors, oilfield supply stores, industrial plant operators and steel mills.

Drilling Services

   Our Drilling Services group is engaged in the provision of highly-engineered solids control equipment, products and services which separate and manage drill cuttings produced by the drilling process. Drill cuttings are usually contaminated with petroleum or drilling fluids, and must be disposed of in an environmentally sound manner. Additionally, efficient separation of drill cuttings enhances the drilling effectiveness of the drilling fluids for re-use. We believe we are the market leader in the provision of solids control services to the oil and gas drilling industry worldwide.

   The Drilling Services group also rents and sells proprietary drilling rig instrumentation packages which monitor various processes throughout the drilling operation. The group's rig instrumentation packages collect and analyze data through both analog and digital media, enabling rig personnel to maintain safe and efficient drilling operations. We believe we are the largest provider of drilling rig instrumentation packages worldwide.

   This group's customers include major oil and gas companies, independent producers, national oil companies and drilling contractors.

Coiled Tubing & Wireline Products

   The Coiled Tubing & Wireline Products group sells highly-engineered coiled tubing equipment, related pressure control equipment, pressure pumping, wireline and related tools to companies engaged in providing oil and gas well drilling, completion and remediation services. We sell capital equipment and consumables to most of the major oilfield coiled tubing and wireline remediation and drilling service providers.

   We believe we are the world's leading designer and manufacturer of coiled tubing units, coiled tubing and wireline pressure control equipment, and wireline units used in oil and gas well remediation, completion and drilling operations. Due to our January 2001 acquisition of Quality Tubing Inc., we also manufacture steel coiled tubing used by well remediation contractors and oil and gas producers.

   This group's customers include major oil and gas coiled tubing service companies, as well as major oil companies and independent producers.

   Varco is incorporated under the laws of the State of Delaware. Our principal executive offices are located at 2835 Holmes Road, Houston, Texas 77051, and our telephone number is (713) 799-5100.

                               The Exchange Offer

   Following is a summary of the principal terms of our exchange offer. A more detailed description is contained in this prospectus under the heading "The Exchange Offer" beginning on page 15.



 The exchange offer......................... We are offering to exchange
                                             $1,000 principal amount of our
                                             7 1/4% Senior Notes due 2011,
                                             which have been registered under
                                             the Securities Act, for each
                                             $1,000 principal amount of our
                                             outstanding unregistered 7 1/4%
                                             Senior Notes due 2011. As of the
                                             date of this prospectus, $200
                                             million in aggregate principal
                                             amount of the old notes are
                                             outstanding.

                                             We have registered the new notes
                                             under the Securities Act and they
                                             are substantially identical to
                                             the old notes, except for the
                                             elimination of some transfer
                                             restrictions, registration rights
                                             and liquidated damages provisions
                                             relating to the old notes.

 Resale of the new notes.................... We believe that the new notes issued to you pursuant to the
                                             exchange offer may be offered for
                                             sale, resold and otherwise
                                             transferred by you, without
                                             compliance with the registration
                                             and prospectus delivery
                                             provisions of the Securities Act,
                                             if you:

                                             .  are acquiring new notes in the
                                                ordinary course of your
                                                business;

                                             .  are not engaging in, and do
                                                not intend to engage in, a
                                                distribution of the new notes;

                                             .  do not have an arrangement or
                                                understanding with any person
                                                to participate in a
                                                distribution of the new notes;

                                             .  are not an "affiliate" of ours
                                                within the meaning of Rule 405
                                                under the Securities Act; and

                                             .  are not a broker-dealer that
                                                acquired the old notes
                                                directly from us.

                                             If any of these conditions is not
                                             satisfied and you transfer any
                                             new notes without delivering a
                                             proper prospectus or without
                                             qualifying for an exemption from
                                             registration, you may incur
                                             liability under the Securities
                                             Act. In addition, if you are a
                                             broker-dealer seeking to receive
                                             new notes for your own account in
                                             exchange for old notes that you
                                             acquired as a result of market-
                                             making or other trading
                                             activities, you must acknowledge
                                             that you will deliver this
                                             prospectus in connection with any
                                             offer to resell, or any resale or
                                             other transfer of the new notes
                                             that you receive in the exchange
                                             offer. See "Plan of
                                             Distribution."

 Expiration date............................ The exchange offer will expire at
                                             5:00 p.m., New York City time, on
                                             August 17, 2001, unless we extend
                                             the exchange offer.

 Withdrawal rights.................................... You may withdraw the tender of your old notes
                                                       at any time prior to the
                                                       expiration date of the
                                                       exchange offer. We will
                                                       return to you any of
                                                       your old notes that we
                                                       do not accept for
                                                       exchange for any reason,
                                                       without expense to you,
                                                       promptly after the
                                                       exchange offer expires
                                                       or terminates.

 Accrued Interest on the new notes and the old notes.. Interest on the new notes will accrue from
                                                       the last interest
                                                       payment date on which
                                                       interest was paid on the
                                                       old notes or, if no
                                                       interest was paid on the
                                                       old notes, from the date
                                                       of issuance of the old
                                                       notes, which was May 1,
                                                       2001. Holders whose old
                                                       notes are accepted for
                                                       exchange will be deemed
                                                       to have waived the right
                                                       to receive any interest
                                                       on the old notes.

 Conditions to the exchange offer..................... The exchange offer is subject to customary
                                                       conditions that may be
                                                       waived by us, however,
                                                       the exchange offer is
                                                       not conditioned upon any
                                                       minimum aggregate
                                                       principal amount of old
                                                       notes being tendered for
                                                       exchange. We currently
                                                       anticipate that each of
                                                       the conditions will be
                                                       satisfied and that we
                                                       will not need to waive
                                                       any conditions. We
                                                       reserve the right to
                                                       terminate or amend the
                                                       exchange offer at any
                                                       time before the
                                                       expiration date. For
                                                       additional information,
                                                       see "The Exchange
                                                       Offer--Conditions."

 Procedures for tendering the old notes............... If you are a holder of old notes who wishes to
                                                       accept the exchange
                                                       offer:

                                                       .  complete, sign and
                                                          date the accompanying
                                                          letter of
                                                          transmittal, or a
                                                          facsimile of the
                                                          letter of
                                                          transmittal, and mail
                                                          or otherwise deliver
                                                          the letter of
                                                          transmittal, together
                                                          with your old notes,
                                                          to the exchange agent
                                                          at the address set
                                                          forth under "The
                                                          Exchange Offer--
                                                          Exchange Agent;" or

                                                       .  arrange for The
                                                          Depository Trust
                                                          Company to transmit
                                                          certain required
                                                          information,
                                                          including an agent's
                                                          message forming part
                                                          of a book-entry
                                                          transfer in which you
                                                          agree to be bound by
                                                          the terms of the
                                                          letter of
                                                          transmittal, to the
                                                          exchange agent in
                                                          connection with a
                                                          book-entry transfer.

                                                       By tendering your old
                                                       notes in either manner,
                                                       you will be
                                                       representing, among
                                                       other things, that:

                                                       .  the new notes you
                                                          receive pursuant to
                                                          the exchange offer
                                                          are being acquired in
                                                          the ordinary course
                                                          of your business;

                                                             .  you are not currently
                                                                participating in, do
                                                                not intend to
                                                                participate in, and
                                                                have no arrangement
                                                                or understanding with
                                                                any person to
                                                                participate in, the
                                                                distribution of the
                                                                new notes issued to
                                                                you in the exchange
                                                                offer;

                                                             .  you are not an
                                                                "affiliate" of ours,
                                                                or if you are an
                                                                affiliate, you will
                                                                comply with the
                                                                registration and
                                                                prospectus delivery
                                                                requirements of the
                                                                Securities Act; and

                                                             .  you are not a broker-
                                                                dealer tendering old
                                                                notes acquired
                                                                directly from us.

 Special Procedures for beneficial owners................... If your old notes are registered in the name
                                                             of a broker, dealer,
                                                             commercial bank, trust
                                                             company or other nominee
                                                             and you wish to tender
                                                             your old notes, you
                                                             should contact the
                                                             registered holder
                                                             promptly and instruct
                                                             the registered holder to
                                                             tender your old notes on
                                                             your behalf. If you wish
                                                             to tender on your own
                                                             behalf, you must, prior
                                                             to completing and
                                                             executing the letter of
                                                             transmittal and
                                                             delivering your old
                                                             notes, either make
                                                             appropriate arrangements
                                                             to register ownership of
                                                             the old notes in your
                                                             name or obtain a
                                                             properly completed bond
                                                             power from the
                                                             registered holder. The
                                                             transfer of registered
                                                             ownership may take
                                                             considerable time and
                                                             may not be able to be
                                                             completed prior to the
                                                             expiration date.

 Guaranteed delivery procedures............................. If you wish to tender your old notes and
                                                             cannot cause the old
                                                             notes, the letter of
                                                             transmittal or any other
                                                             required documents to be
                                                             transmitted to, and
                                                             received by, the
                                                             exchange agent prior to
                                                             the prior to the
                                                             expiration of the
                                                             exchange offer, you may
                                                             tender your old notes
                                                             according to the
                                                             guaranteed delivery
                                                             procedures described in
                                                             this prospectus under
                                                             the heading "The
                                                             Exchange Offer--
                                                             Guaranteed Delivery
                                                             Procedures."

 Acceptance of the old notes and delivery of the new notes.. Subject to the satisfaction or waiver
                                                             of the conditions to the
                                                             exchange offer, we will
                                                             accept for exchange any
                                                             and all old notes that
                                                             are properly tendered
                                                             and not withdrawn prior
                                                             to 5:00 p.m., New York
                                                             City time, on the
                                                             expiration date. The new
                                                             notes will be delivered
                                                             promptly following the
                                                             expiration date. For
                                                             additional information,
                                                             see "The Exchange
                                                             Offer--Terms of the
                                                             Exchange Offer."

 Federal income tax consequences..................... The exchange of old notes for new notes in the
                                                      exchange offer will not
                                                      be a taxable event for
                                                      U.S. federal income tax
                                                      purposes. See "Federal
                                                      Income Tax Consequences."

 Use of proceeds..................................... We will not receive any proceeds from the
                                                      issuance of the new
                                                      notes. We will pay for
                                                      all expenses incident to
                                                      the exchange offer.

 Consequences of failing to exchange your old notes.. The exchange offer satisfies our obligations
                                                      and your rights under the
                                                      registration rights
                                                      agreement. Except in
                                                      limited circumstances,
                                                      after the exchange offer
                                                      is completed, you will
                                                      not be entitled to any
                                                      registration rights with
                                                      respect to your old
                                                      notes.

                                                      Therefore, if you do not
                                                      exchange your old notes,
                                                      you will not be able to
                                                      reoffer, resell or
                                                      otherwise dispose of your
                                                      old notes unless:

                                                      .  you comply with the
                                                         registration and
                                                         prospectus delivery
                                                         requirements of the
                                                         Securities Act of
                                                         1933; or

                                                      .  you qualify for an
                                                         exemption from the
                                                         Securities Act of 1933
                                                         registration
                                                         requirements.

 Exchange agent...................................... The Bank of New York is
                                                      serving as the exchange
                                                      agent.

                                 The New Notes

   The form and terms of the respective new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes will not bear legends restricting their transfer and will not have any of the registration and related liquidated damages rights of the old notes under the registration rights agreement, which rights will terminate upon consummation of the exchange offer. The new notes will evidence the same indebtedness as the old notes which they replace and will be issued under, and be entitled to the benefits of, the indenture dated as of May 1, 2001. For a more complete description of the terms of the new notes, see "Description of New Notes."


 Issuer........................................ Varco International, Inc.

 New notes..................................... $200 million in principal amount of 7 1/4% Senior Notes
                                                due 2011

 Maturity Date................................. May 1, 2011

 Interest payment dates........................ November 1 and May 1 of each year, beginning November 1,
                                                2001. Interest on the new notes
                                                will accrue from the last
                                                interest payment date on which
                                                interest was paid on the old
                                                notes or, if no interest was
                                                paid on the old notes, from the
                                                date of issuance of the old
                                                notes, which was May 1, 2001.

 Ranking....................................... The new notes will rank:

                                                . equally with our existing and
                                                  future senior indebtedness;

                                                . junior to all of our existing
                                                  and future secured
                                                  indebtedness; and

                                                . senior to any of our future
                                                  subordinated indebtedness.

 Guarantees.................................... Our obligations under the new notes will be unconditionally
                                                guaranteed by certain of our
                                                wholly-owned subsidiaries so
                                                that the new notes will not be
                                                structurally subordinated to
                                                our obligations under our
                                                senior credit facility or any
                                                other of our funded
                                                indebtedness that is
                                                guaranteed, from time to time,
                                                by our subsidiaries. If the
                                                obligations of any subsidiary
                                                guarantor under all of our
                                                other funded indebtedness
                                                terminate, that subsidiary
                                                guarantor may also be released
                                                from its guarantee of the new
                                                notes. If an existing or future
                                                subsidiary of ours guarantees
                                                any of our funded indebtedness,
                                                then that subsidiary will
                                                guarantee our debt under the
                                                new notes.

 Optional redemption........................... We may redeem any of the new notes at any time at the
                                                redemption prices described in
                                                this prospectus, plus accrued
                                                and unpaid interest to the date
                                                of redemption.

 Use of proceeds............................... We will not receive any cash proceeds from the exchange
                                                offer. For a description of the
                                                use of proceeds from the
                                                offering of the old notes, see
                                                "Use of Proceeds."

 Absence of a public market for the new notes.. The new notes are new securities. There has been no
                                                public market for the old
                                                notes, and we do not anticipate
                                                that an active market for the
                                                new notes will develop. The new
                                                notes will not be listed on any
                                                securities exchange or included
                                                in any automated quotation
                                                system. As a result, we cannot
                                                assure you that any active or
                                                liquid market will develop for
                                                the new notes. See "Plan of
                                                Distribution."

                                  RISK FACTORS

   In addition to the other matters described in this prospectus and set forth in our Annual Report on Form 10-K which is incorporated by reference into this prospectus, you should carefully consider the following risk factors before deciding whether to participate in the exchange offer.

You may be adversely affected if you do not exchange your old notes.

   If you do not exchange your old notes for new notes pursuant to the exchange offer, you will continue to be subject to the transfer restrictions on your old notes. Except in limited circumstances, you will have no further registrations rights. The transfer restrictions on your old notes arise because we issued the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act of 1933 and applicable state securities laws, or offered and sold pursuant to an exemption from those requirements. We do not intend to register the old notes under the Securities Act of 1933. In addition, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities. In those circumstances, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected. See "The Exchange Offer--Consequences of Failing to Exchange Old Notes."

You must tender the old notes in accordance with proper procedures in order to ensure the exchange will occur.

   We will only exchange old notes for new notes if you follow the proper procedures, as detailed in this prospectus. We will issue the new notes in exchange for the old notes if the exchange agent receives the old notes or a book-entry confirmation, a properly completed and executed transmittal letter, or an agent's message, and all other required documentation in a timely manner. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. In addition, if you are an affiliate of ours or you tender the old notes in the exchange offer in order to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution."

We may not be able to generate a sufficient amount of cash flow to meet our debt service obligations.

   Our ability to make payments on and to refinance our indebtedness, including the new notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

   We cannot assure you that we will generate sufficient cash flow from operations, that currently anticipated operating improvements will be realized or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the new notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the new notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the new notes, on commercially reasonable terms or at all.

Following this exchange offer, we could incur a substantial amount of debt, which could materially adversely affect our financial condition, results of operations and business prospects and prevent us from fulfilling our obligations under the new notes.

   On an as adjusted basis giving effect to this offering and the application of the proceeds, we would have had $405.4 million of indebtedness outstanding at March 31, 2001. However, we will be permitted under our senior credit facility and the indenture governing the notes to incur additional debt, subject to certain limitations. If we incur additional debt following this offering, our increased leverage could, for example:

  . make it more difficult for us to satisfy our obligations under the new notes or other indebtedness and, if we fail to comply with the requirements of the other indebtedness, could result in an event of default on the notes or such other indebtedness;

  . require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

  . limit our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate activities;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . detract from our ability to successfully withstand a downturn in our business or the economy generally; and

  . place us at a competitive disadvantage against less leveraged competitors.

   Our credit facility consists of a $130 million advance/term loan facility, a $100 million revolving credit facility and a $5 million agent swingline facility. The term loan facility is due in quarterly installments through August 2002 and the revolving facility and swingline facility are due in August 2001. We intend to renegotiate or replace these facilities prior to the expiration of their terms.

   As of March 31, 2001, we had outstanding borrowings of $19.7 million under the term loan facility and $75.5 million under the revolving facility.

Our business is conducted through our subsidiaries.

   We conduct operations through our subsidiaries. As a result, we depend on dividends, loans or advances, or payments from our subsidiaries to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations. This ability may be further restricted in the future by agreements to which our subsidiaries may be a party. Although the notes are guaranteed by the subsidiary guarantors, each guarantee is subordinated to all secured debt of the relevant subsidiary guarantor.

Not all of our subsidiaries are guarantors and assets of non-guarantor subsidiaries may not be available to make payments on the notes.

   Our existing and future subsidiaries that do not guarantee any of our other funded indebtedness will also not guarantee the notes. Only we and the subsidiary guarantors must make payments on the notes. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes unless these subsidiaries transfer those assets, by dividend or otherwise, to us or a subsidiary guarantor. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

Our subsidiary guarantees may be released in the future if certain events occur.

   Each subsidiary guarantor that is released from its obligations under our other funded indebtedness will also be released as a guarantor under the notes. Upon such release, the notes will effectively rank junior to all liabilities of that subsidiary, whether or not those liabilities are secured or unsecured.

Although we refer to your notes as senior notes, and the subsidiary guarantees are senior obligations of our subsidiaries, each will be effectively subordinated to our secured debt and any secured liabilities of our subsidiaries.

   The notes will effectively rank junior to any of our secured debt or any secured debt of our subsidiaries, to the extent of the assets securing that debt. In the event of bankruptcy, liquidation, reorganization or other winding up of Varco, our assets that secure secured debt will be available to pay obligations on the notes only after that secured debt has been repaid in full from these assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The guarantees will similarly effectively rank junior to any secured debt of the applicable subsidiary, to the extent of the assets securing that debt.

Fraudulent conveyance law may limit the enforceability of the guarantees.

   Various fraudulent conveyance laws enacted for the protection of creditors may apply to the issuance of the guarantees. To the extent that a court were to find that:

     (1) a guarantee was incurred by a guarantor with intent to hinder, delay or defraud any present or future credit of such guarantor or such guarantor contemplated insolvency with a design to prefer one or more of its creditors to the exclusion in whole or in part of others, or

     (2) a guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and such guarantor (a) was insolvent, (b) was rendered insolvent by reason of the issuance of the guarantee, (c) was engaged or about to engage in a business or transaction for which the remaining assets of such guarantor constituted unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, the court could avoid or subordinate such guarantee in favor of other creditors of such guarantor. Among other things, a legal challenge of any guarantee may focus on the benefits, if any, realized by the guarantor as a result of Varco's issuance of the new notes. The guarantees contain a savings clause, which generally will limit the obligation of any guarantor under its guarantee to the maximum amount as will, after giving effect to all of the liabilities of the guarantor, result in its obligation not constituting a fraudulent conveyance. To the extent a guarantee was avoided or limited as a fraudulent conveyance or held unenforceable for any other reason, holders of the new notes would cease to have any claim against the guarantor and would be creditors solely of Varco and the other guarantors. In that event, the claims of holders of the new notes against such guarantor would be subject to the prior payment of all liabilities (including trade payables) of such guarantor. We cannot assure you that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the new notes relating to any avoided portion of any guarantee.

   The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a guarantor may be considered insolvent if the sum of its debts, including contingent liabilities, is greater than the fair market value of all of its assets. Based upon financial and other information, including the terms of the guarantees, we believe that the guarantors are solvent and will continue to be solvent after issuing the guarantees, will have sufficient capital for carrying on their business after such issuance and will be able to pay their debts as they mature. We cannot assure you, however, that a court passing on such standards would agree with such beliefs.

In the event of our bankruptcy or liquidation, holders of the new notes will be paid from any assets remaining after payments to any holders of secured debt and debt of certain of our subsidiaries.

   The new notes will be general unsecured senior obligations of us, and effectively subordinated to any secured debt that we may have in the future to the extent of the value of the assets securing that debt. As of March 31, 2001, our total secured indebtedness was approximately $7.1 million. The indenture permits us to incur additional secured indebtedness provided certain conditions are met. In addition, the new notes will be effectively subordinated to the liabilities of our subsidiaries that are not guarantors, which include all of our non-U.S. subsidiaries, and may in the future include all of our subsidiaries.

   If we are declared bankrupt or insolvent, or are liquidated, the holders of our secured debt and any debt of our non-guarantor subsidiaries will be entitled to be paid from our assets before any payment may be made with respect to the new notes. If any of the foregoing events occur, we cannot assure you that we will have sufficient assets to pay amounts due on our secured debt, the debt of our non-guarantor subsidiaries and the new notes.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

   The notes are a new issue of securities for which there is no established public market. The initial purchasers have informed us that they intend to make a market in the new notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the new notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the new notes will develop or, if developed, that it will continue. If a market for the notes does not develop, you may be unable to resell the new notes for an extended period of time, if at all. Moreover, even if a market for the new notes does develop, the new notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar new notes, our performance and other factors.

                                USE OF PROCEEDS

   We intend the exchange offer to satisfy our obligations under the registration rights agreement that we entered into in connection with the offering of the old notes. We will not receive any cash proceeds from the issuance of the new notes pursuant to the exchange offer. Old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

   The net proceeds from the issuance and sale of the old notes was approximately $195.8 million. We used approximately $75.5 million of the net proceeds of the sale of the old notes to repay the outstanding revolving indebtedness under our senior credit facility. The average interest rate for this indebtedness was 6.88% as of March 31, 2001. The remaining proceeds are available for general corporate purposes, including working capital, capital expenditures and possible acquisitions.

                                 CAPITALIZATION

   The following table sets forth our capitalization, including short-term borrowings, at March 31, 2001 and as adjusted to reflect the issuance of the old notes and the use of the net proceeds of the offering of the old notes. This table should be read in connection with the consolidated financial statements incorporated by reference to this prospectus.

                                                          As of March 31,
                                                               2001
                                                        -------------------
                                                                     As
                                                         Actual   Adjusted
                                                        -------- ----------
                                                          (in thousands)
Cash and cash equivalents.............................. $ 19,570 $  215,410(1)
                                                        ======== ==========
Short-term borrowings and current portion of long term
 debt:
  Senior credit facility............................... $ 95,200 $   95,200
  Other current debt...................................    3,805      3,805
Long-term debt (excluding current portion):
  7 1/2% Senior Notes due 2008.........................  100,000    100,000
  7 1/4% Senior Notes due 2011.........................      --     200,000
  Other................................................    6,362      6,362
                                                        -------- ----------
Total debt.............................................  205,367    405,367
Total stockholder's equity.............................  760,238    760,238
                                                        -------- ----------
Total capitalization including short-term borrowings... $965,605 $1,165,605
                                                        ======== ==========

--------

(1) We used approximately $75.5 million of the net proceeds of this offering to repay our outstanding revolving indebtedness under our senior credit facility.

                       SELECTED HISTORICAL FINANCIAL DATA

   The following table presents selected financial data for Varco for each of the periods indicated. The following selected financial data of Varco as of December 31, 2000 and 1999 and for each of the years ended December 31, 2000, 1999 and 1998 has been derived from audited consolidated financial statements of Varco which are incorporated by reference to this prospectus. The selected financial data as of December 31, 1998, 1997 and 1996 and for the periods ended December 31, 1997 and 1996 were derived from audited financial statements not included, or incorporated by reference, into this prospectus. We have derived the selected financial data as of March 31, 2001 and for the three month periods ended March 31, 2001 and 2000 from our unaudited financial statements incorporated by reference into this prospectus, which, in the opinion of our management, reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial data for such period. This selected consolidated financial data should be read in conjunction with our financial statements and notes thereto which are incorporated by reference to this prospectus.


                            For the Three
                            Months ended
                              March 31,                 Years Ended December 31,
                          ----------------- ------------------------------------------------
                            2001     2000     2000     1999      1998       1997      1996
                          -------- -------- -------- -------- ---------- ---------- --------
                             (unaudited)
                                   (In thousands, except ratio and per share data)
Statement of Income
 Data:
Revenue.................  $274,213 $203,775 $866,615 $975,848 $1,307,681 $1,070,318 $708,411
Operating profit(1).....    36,644   18,602   60,911   67,348    179,062    180,412   19,313
Net income (loss).......  $ 19,127 $  8,768 $ 21,055 $ 29,809 $  102,283 $  102,979 $(25,057)
                          ======== ======== ======== ======== ========== ========== ========
Basic earnings (loss)
 per common share.......  $   0.20 $   0.10 $   0.23 $   0.33 $     1.13 $     1.16 $  (0.31)
                          ======== ======== ======== ======== ========== ========== ========
Dilutive earnings (loss)
 per common share.......  $   0.20 $   0.09 $   0.22 $   0.32 $     1.09 $     1.10 $  (0.31)
                          ======== ======== ======== ======== ========== ========== ========
Other Data:
EBITDA(2)...............  $ 51,075 $ 34,232 $144,217 $134,016 $  239,685 $  222,865 $127,918
Earnings (loss) per
 common share before
 goodwill amortization..  $    .22 $    .12 $   0.31 $   0.41 $     1.18 $     1.18 $  (0.24)
Ratio of EBITDA to
 interest expense(3)....     13.5x     7.1x     9.4x     7.1x      12.0x      12.3x     7.4x
Ratio of earnings to
 fixed charges(4).......      7.0x     3.3x     4.4x     3.3x       7.3x       8.1x     4.6x
Depreciation and
 amortization...........  $ 15,407 $ 14,820 $ 56,518 $ 57,180 $   52,972 $   43,081 $ 30,855
Capital expenditures ...  $ 13,208 $  8,726 $ 45,463 $ 30,729 $   78,356 $   81,805 $ 39,908


                               Balance Sheet Data

                                                      At December 31,
                         At March 31, ------------------------------------------------
                             2001       2000      1999      1998      1997      1996
                         ------------ --------- --------- --------- --------- --------
                         (unaudited)
Working capital.........  $ 218,503   $ 263,378 $ 310,175 $ 290,398 $ 218,771 $194,639
Total assets............  1,198,662   1,076,982 1,131,313 1,259,092 1,157,296  821,186
Total debt..............    205,367     136,507   233,335   260,692   237,897  217,458
Common stockholders'
 equity.................    760,238     731,983   694,245   658,441   553,232  414,410

--------
(1) The 1996 operating loss includes $63.1 million of charges for the write-off of certain assets, $11.3 million of transaction costs incurred in connection with our merger with D.O.S. Ltd., and $2.2 million of charges for the write-off of Italian operations. Excluding these costs, operating profit in 1996 would have been $95.9 million. The 1998 operating profit includes a $1.5 million write-off of rental equipment and a $0.9 million allowance for abandoned leases and other obligations. Excluding these charges, operating profit in 1998 would have been $187.6 million. The 1999 operating profit includes $7.8 million of transaction costs and write-offs associated with our terminated merger transaction with Newpark Resources, Inc. Excluding these costs, operating profit in 1999 would have been $75.2 million. The 2000 operating profit includes $9.7 million of financial advisor fees, $4.3 million of compensation costs, $5.1 million to fully vested employees participating in our Executive Stock Match program, $3.5 million in equipment rationalization charges and $3.9 million of other transaction costs associated with the Varco/Tuboscope merger. Excluding these costs, operating profit in 2000 would have been $87.5 million.

(2) "EBITDA" means earnings before interest, taxes, depreciation, amortization, restructuring charges, write-off of long-lived assets, merger and transaction costs, write-off of Italian operations and extraordinary items and should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance as an indicator of our operating performance or as a measure of liquidity. We believe EBITDA is a widely accepted financial indicator of a company's ability to service debt.

(3) Ratio of EBITDA to interest expense represents an industry ratio that provides an investor with information as to our current ability to meet our interest costs.

(4) For the purpose of this calculation, "earnings" consist of net income
    (loss) before income taxes, write-off of long-lived assets, transaction costs, write-off of Italian operations, restructuring charges, extraordinary items, and fixed charges. "Fixed charges" consist of interest expense and amortization of debt discount and related expenses believed by management to be representative of the interest factor thereon.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

   We completed the sale of the old notes on May 1, 2001 to the initial purchasers pursuant to a purchase agreement dated April 26, 2001. The initial purchasers subsequently sold the old notes to qualified institutional buyers, or QIBs, in reliance on Rule 144A and certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the sale of the old notes, we and the initial purchaser entered into a registration rights agreement dated as of May 1, 2001. Pursuant to the registration rights agreement, we agreed that, unless the exchange offer is not permitted by applicable law or Securities and Exchange Commission policy, we would:

  . file with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the new notes within 120 days after May 1, 2001;

  . use our best efforts to cause the registration statement to become effective under the Securities Act within 180 days after May 1, 2001;

  . promptly after the effectiveness of the registration statement, offer the new notes in exchange for the surrender of the old notes; and

  . keep the offer to exchange the old notes for the new notes open for not less than 30 days, or longer if required by applicable law, after the date notice of the offer to exchange the old notes for new notes is mailed to the holders of the old notes.

A copy of the registration rights agreement has been filed as an exhibit to the registration statement. The registration statement, of which this prospectus forms a part, is intended to satisfy our obligations under the registration rights agreement and the purchase agreement.

Resale of the New Notes

   We are making the exchange offer in reliance on the position of the staff of the Securities and Exchange Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letter to third parties. Based on these interpretations by the staff, we believe that the new notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

  .  are acquiring the new notes in the ordinary course of its business;

  . are not participating in, and do not intend to participate in, a distribution of the new notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act;

  .  are not a broker-dealer who acquired the old notes directly from us; and

  . are not an "affiliate" of ours, with the meaning of Rule 405 of the Securities Act.

   By tendering the old notes in exchange for new notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in or intend to participate in, a distribution of the new notes, or have any arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. If you are so deemed will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

   Each broker-dealer that receives new notes for its own account in exchange for old notes may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of new notes received in exchange for old notes which were acquired by that broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not to exceed 180 days after the completion of the exchange offer for use in connection with any offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes surrendered pursuant to the exchange offer. Old notes may be tendered only in integral multiples of $1,000.

   The form and terms of the new notes are the same as the form and terms of the old notes except that:

  . the issuance of the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting their transfer; and

  . holders of the new notes will not be entitled to any of the rights of holders of old notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

The new notes will evidence the same indebtedness as the old notes they replace and will be issued under, and be entitled to the benefits of, the indenture.

   As of the date of this prospectus, $200 million in aggregate principal amount of old notes is outstanding. Only a registered holder of the old notes, or such holder's legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. There will be no fixed record date for determining registered holders of the old notes entitled to participate in the exchange offer.

   You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Securities Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder.

   We shall be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

   You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

   The term "expiration date" shall mean 5:00 p.m., New York City time, on August 17, 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. We may extend the exchange offer at any time and from time to time by giving oral or written notice of the extension to the exchange agent and by publicly announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right, in our sole discretion:

  .  to delay accepting any old notes;

  .  to extend or amend the terms of the exchange offer; or

  . if any conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the exchange offer by giving oral or written notice of such delay, extension or termination to the exchange agent.

If any delay in acceptance, extension, termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to the holders of the old notes as promptly as practicable. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment by means of a post-effective amendment to the registration statement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period.

Interest on the New Notes

   The new notes will bear interest at a rate equal to 7 1/4% per year. Interest on the new notes will be payable semi-annually in arrears on each November 1 and May 1, commencing November 1, 2001. Interest on the new notes will accrue from the last interest payment date on which interest was paid on the old notes or, if no interest was paid on the old notes, from the date of issuance of the old notes, which was May 1, 2001. If your old notes are accepted for exchange, you will be deemed to have waived your right to receive any interest on the old notes.

Procedures for Tendering

   To tender your old notes in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile, or an agent's message, together with the certificates representing the old notes being tendered and any other required documents, to the exchange agent for receipt prior to the expiration date. Alternatively, you may either:

  (1) send a timely confirmation of a book-entry transfer of your old notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfer described below, prior to the expiration date; or

  (2) comply with the guaranteed delivery procedures described below.

   The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from its participant tendering old notes which are the subject of this book-entry confirmation that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the terms of the letter of transmittal against the participant.

   Unless withdrawn prior to the expiration date, your tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions provided in this prospectus and in the letter of transmittal.

   The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. If you choose delivery by mail, we recommend registered mail, return receipt requested, and properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send any letter of transmittal or old notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions on your behalf.

   If you are the beneficial owner of the old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution, as defined below, unless the old notes are tendered:

  . by a registered holder, or by a participant in DTC whose name appears on a security position listing as the owner, who has not completed the box titled "Special Issuance Instructions" or "Special Delivery
     Instructions" on the letter of transmittal; or

  .  for the account of an eligible institution.

An eligible institution is:

  . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

  . a commercial bank or trust company having an office or correspondent in the United States; or
  . an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

   If the letter of transmittal is signed by the registered holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

   If the letter of transmittal is signed by a person other than the registered holder of any old notes listed, the old notes must be endorsed or accompanied by bond powers and a proxy that authorizes that person to tender the old notes on behalf of the registered holder in satisfactory form to us as determined in our sole discretion, in each case, signed exactly as the name of the registered holder or holders appears on the old notes.

   If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

   A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by the old notes tendered, or a timely confirmation received by a book-entry transfer of old notes into the exchange agent's account at DTC with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. Issuances of new notes in exchange for old notes tendered under a notice of guaranteed delivery by an eligible institution will be made only against delivery of the letter of transmittal, and any other required documents, and the tendered old notes, or a timely confirmation received of a book-entry transfer of old notes into the exchange agent's account at DTC with an agent's message, to the exchange agent.

   All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered old notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give that notice. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

   While we have no present plan to do so, we reserve the right in our sole discretion to:

  . purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or, as described under "--Conditions," to terminate the exchange offer; and

  . purchase old notes in the open market, to the extent permitted by applicable law, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

   By tendering, you will be making several representations to us, including that:

  (1) the new notes to be acquired by you are being acquired by you in the ordinary course of your business;

  (2) you are not participating in, and do not intend to participate in, a distribution of the new notes;

  (3) you have no arrangement or understanding with any person to participate in the distribution of the new notes;

  (4) if you are a broker-dealer or are participating in the exchange offer for the purposes of distributing the new notes, you will comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the new notes acquired by you and you cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties; and

  (5) you are not an affiliate of us as defined in Rule 405 under the Securities Act.

   If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you will also be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of those new notes. However, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an underwriter within the meaning of the Securities Act.

Book-Entry Transfer

   The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedures for transfer.

   However, although delivery of old notes may be effected through book-entry transfer, an agent's message or the letter of transmittal or facsimile, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

   If you are a registered holder and wish to tender your old notes and (a) your old notes are not immediately available or (b) you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, or (c) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may effect a tender if:

  .  you tender through an eligible institution;

  . prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing your name and address, the certificate numbers of your old notes and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three business days after the expiration date, the letter of transmittal or a facsimile, together with the certificates representing the old notes in proper form for transfer or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

  . a properly executed letter of transmittal or facsimile thereof, as well as the certificates representing all tendered old notes in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, you may withdraw tenders of old notes at any time prior to 5:00 p.m. on the expiration date.

   To withdraw a tender of old notes in the exchange offer, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its proper address prior to the expiration date. Any notice of withdrawal must:

  . specify the name of the person having tendered the old notes to be withdrawn;

  . identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes;

  . be signed by the person having tendered the old notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the old notes to register the transfer of these old notes into the name of the person having made the original tender and withdrawing the tender;

  . specify the name in which these old notes are to be registered, if different from that of the person having tendered the old notes to be withdrawn; and

  . if applicable because the old notes have been tendered under the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the person having tendered the old notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us in our sole discretion. Our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, on the expiration date, all old notes properly tendered and will issue the new notes promptly after such acceptance. See "--Conditions" below for more detailed information. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, and if, we have given oral or written notice of our acceptance to the exchange agent.

   For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

   In all cases, issuance of exchange notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after:

  . timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at the book-entry transfer facility;

  . a properly completed and duly executed letter of transmittal, or a properly transmitted agent's message; and

  .  timely receipt by the exchange agent of all other required documents.

Conditions

   Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or exchange the new notes for, any old notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of such old notes, if we determine that the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the Securities and Exchange Commission or any action or proceeding has been instituted or threatened in any court or before any governmental agency with respect to the exchange offer which, in our judgement, might impair our ability to proceed with the exchange offer or materially and adversely affect us.

   If we determine in our sole discretion that any of these conditions are not satisfied, we may:

  . refuse to accept any old notes and return all tendered old notes to the tendering holders;

  . extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes; or

  . waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

If our waiver constitutes a material change to the exchange offer, we will promptly disclose our waiver by means of a prospectus supplement or post-effective amendment that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period.

Termination of Specific Rights

   All rights under the registration rights agreement, including registration rights, of holders of the old notes eligible to participate in the exchange offer will terminate upon consummation of the exchange offer except with respect to our continuing obligations to:

  . indemnify holders and specific parties related to the holders against specific liabilities, including liabilities under the Securities Act;

  . provide, upon the request of any holder of a transfer-restricted unregistered note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of the holder's old notes pursuant to Rule 144A;

  . provide copies of the latest version of the prospectus to broker-dealers upon their request for a period of up to 180 days after the expiration date; and

  . use our best efforts to keep the registration statement effective and to amend and supplement the prospectus in order to permit the prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for the period of time that persons must comply with the prospectus delivery requirements of the Securities Act in order to resell the new notes.

Shelf Registration Statement

   In the event that:

  . applicable interpretations of the staff of the Securities and Exchange Commission do not permit us to effect the exchange offer;

  .  the exchange offer is not consummated within 180 days after May 1, 2001;

  . any of the initial purchasers request with respect to old notes not eligible to be exchanged for new notes in the exchange offer; or

  . any holder of old notes is not eligible to participate in the exchange offer or does not receive freely tradable new notes in the exchange offer, we will, at our cost:

  . as promptly as practicable (but in no event later than the later of 120 days after May 1, 2001 and 60 days after requested or required to do
     so), file a shelf registration statement with the Securities and Exchange Commission covering resales of the old notes or the new notes, as the case may be;

  . use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

  . keep the shelf registration statement effective until the earlier of the time when the notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations under clauses (c),
     (e), (f) and (h) of Rule 144 and two years from May 1, 2001.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom the shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

Liquidated Damages

   If (i) by August 29, 2001, neither a exchange offer registration statement nor a shelf registration statement has been filed with the Securities and Exchange Commission; (ii) by October 29, 2001, neither the exchange offer is consummated nor the shelf registration statement is declared effective; or
(iii) after either the exchange offer registration statement or the shelf registration statement is declared effective, such registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of old notes or new notes in accordance with and during the periods specified in the registration rights agreement, additional cash interest will accrue on the old notes and the new notes at the rate of 0.25% per annum for the first 90 days of the period immediately following the occurrence of such registration default and at the rate of 0.50% per annum thereafter, so long as a registration default continues to exist, calculated on the principal amount of the notes as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to the notes.

Exchange Agent

   We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent as follows:

By Registered of Certified Mail:         By Overnight Delivery:               By Hand Delivery:
      The Bank of New York                The Bank of New York               The Bank of New York
101 Barclay Street, Floor 7 East           101 Barclay Street                 101 Barclay Street
    New York, New York 10286        Corporate Trust Services Window    Corporate Trust Services Window
  Attn: Reorganization Section          New York, New York 10286           New York, New York 10286
                                      Attn: Reorganization Section       Attn: Reorganization Section

                           By Facsimile Transmission:
                       (for eligible institutions only):

                                 (212) 815-6339

                             Confirm by Telephone:

                                 (212) 815-3750

Fees and Expenses

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our and our affiliates' officers and regular employees.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

   We will pay the cash expenses to be incurred in connection with the exchange offer which we estimate in the aggregate to be approximately $250,000. Such expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

Transfer Taxes

   We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, transfer taxes are imposed for any reason other than the exchange of the old notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failing to Exchange Old Notes

   The old notes that are not exchanged for the new notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold by you only:

  . to a person whom you reasonably believe is a QIB in a transaction meeting the requirements of Rule 144A;

  . in a transaction meeting the requirements of Rule 144 under the Securities Act;

  . outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act;

  . in accordance with another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel if we so request;

  .  to us; or

  . pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

   In addition, you will no longer be able to obligate us to register the old notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions outside the registration requirements of the Securities Act and applicable state securities laws. In addition, if you want to exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received registered securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected. You are urged to consult your financial and tax advisors in making your own decisions on whether to participate in the exchange offer.

Accounting Treatment

   For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

   The following description summarizes the material terms of our senior credit facility and our outstanding 7 1/2% Senior Notes due 2008. The description may not contain all of the information that may be important to you. To understand the agreement related to the senior credit facility and the 2008 notes fully, you should carefully read the agreements relating to the senior credit facility and the 2008 notes, copies of which are available as described under "Additional Information." The following description is qualified in its entirety by reference to the agreements.

Description of Senior Credit Agreement

   In 1996, we entered into a Senior Credit Agreement with a group of lenders which ranks pari passu with all of our existing and future senior unsecured obligations. The credit agreement provides for a $130 million advance/term loan facility, a $100 million revolving credit facility and a $5 million agent swingline facility. The term loan facility is due in quarterly installments through August 2002. The revolving facility and swingline facility are due in August 2001.

   At our option, interest for the term loan facility and the revolving facility is based upon a floating rate based on either the announced base rate for a commercial bank or the Eurodollar rate plus an applicable margin ranging from 0.95% to 1.25%. Commitment fees on the unused portions of the revolving facility and the swingline facility range from 0.175% to 0.375%.

   The credit agreement restricts us from paying dividends on our common stock if the ratio of total funded debt to total capital, as defined, exceeds 40% (21.8% at March 31, 2001). The credit agreement also contains restrictive covenants with respect to interest coverage, debt to capital ratios and net worth. We were in compliance with all such covenants at March 31, 2001.

   At March 31, 2001, we had $19.8 million available on the revolving credit facility and $2.9 million available under the swingline facility after considering outstanding letters of credit of $6.8 million.

7 1/2% Senior Notes due 2008

   On February 25, 1998, we issued $100 million of 7 1/2% Senior Notes due 2008. The 2008 notes mature on February 15, 2008 and bear interest at the rate of 7 1/2% per year, payable semiannually on February 15 and August 15 of each year. The 2008 notes are redeemable at any time at our option, in whole or in part, at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption and a premium relating to the then prevailing treasury yield and the remaining life of the 2008 notes. The 2008 notes are senior unsecured obligations of Varco and rank pari passu in right of payment with all of our other existing and future senior indebtedness, including borrowings under our senior credit facility and the new notes being offered by this prospectus. The 2008 notes rank senior in right of payment to any of our existing and future subordinated indebtedness. The 2008 notes are unconditionally guaranteed on a senior unsecured basis by certain of our subsidiaries so that the 2008 notes are not structurally subordinated to our obligations under our senior credit facility or any other funded indebtedness of Varco that is guaranteed, from time to time, by our subsidiaries. The guarantee of the 2008 notes by any subsidiary may be released if, but only so long as, no other funded indebtedness of Varco is guaranteed by such subsidiary.

                            DESCRIPTION OF NEW NOTES

   The new notes will be issued under an indenture dated as of May 1, 2001, by and among Varco, the guarantors and The Bank of New York, as trustee. The following summary highlights certain material terms of the new notes, which are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions that apply to the old notes, do not apply to the new notes. We urge you to read the indenture because it, not this description, defines your rights as holders of the new notes. As used in this Section, the terms "note" and "notes" refer to the new notes.

General

   The notes:

  .  are senior unsecured obligations of Varco;

  . are equal in right of payment to any existing and future senior unsecured debt of Varco; and

  .  are guaranteed by each guarantor.

   Each guarantee of the notes by the guarantors will be:

  .  a senior unsecured obligation of the guarantor; and

  . equal in right of payment to any other existing and future senior unsecured debt of the guarantor.

Principal, Maturity and Interest

   Varco will issue the notes in denominations of $1,000 and any integral multiple of $1,000. The notes are limited to an aggregate principal amount of $200 million and will mature on May 1, 2011.

   Interest on the notes will be payable semiannually in arrears on May 1 and November 1 commencing on November 1, 2001. Varco will make each interest payment to the holders of record of the notes on the immediately preceding April 15 and October 15.

   Interest on the notes will accrue from the last interest payment date on which interest was paid on the old notes, or, if no interest was paid on the old notes, from the date of issuance of the old notes, which was May 1, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   The notes will be redeemable at any time at the option of Varco in whole or in part at a price equal to the greater of

     (1) the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date and

     (2) the Make-Whole Amount (as defined below) for the notes being redeemed.


See "--Optional Redemption."

Guarantees

   The following subsidiaries of Varco, each of which also is a guarantor of our obligations under our senior credit facility and our 7 1/2% Senior Notes due 2008 and which constitute all of our material United States subsidiaries have unconditionally guaranteed on a joint and several basis our obligations to pay principal and interest with respect to the notes: Varco I/P, Inc., Tubo-FGS, LLC, Tuboscope (Holding U.S.) Inc., Fiber Glass Systems Holdings, LLC, Fiber Glass Systems, LP, Varco, LP, Quality Tubing Inc., Tuboscope Pipeline Services Inc. and Environmental Procedures Inc. We refer to each of these subsidiaries as a "guarantor" and collectively as the "guarantors." Each of the guarantees is an unsecured obligation of the guarantor providing such guarantee and will rank equal in right of payment with the guarantee provided by each guarantor under our senior credit facility and our 7 1/2% Senior Notes due 2008 and with all existing and future unsecured indebtedness of each guarantor that is not, by its terms, expressly subordinated in right of payment to such guarantee.

   Under the terms of the indenture, a guarantor may be released from its guarantee if such guarantor is not a guarantor of (or co-obligor on) any Funded Indebtedness of Varco, other than the notes and other than Funded Indebtedness of Varco, the related guarantee (or obligations) of which

     (i) is subject to a release provision similar to the release provision described in this paragraph and

     (ii) will be released concurrently with the release of the guarantee of such guarantor pursuant to such release provision, provided that no Default or Event of Default under the indenture has occurred and is continuing.

The indenture also provides that if any subsidiary of Varco guarantees or becomes a co-obligor on any Funded Indebtedness of Varco other than the notes at any time subsequent to the date on which the notes are originally issued (including, without limitation, following any release of such subsidiary from its guarantee), then Varco will cause the notes to be equally and ratably guaranteed by such subsidiary, which shall thereupon become a guarantor.

   The obligations of each guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each guarantor that makes a payment or distribution under a guarantee shall be entitled to a contribution from each other guarantor in a pro rata amount based on the Adjusted Net Assets of each guarantor.

Optional Redemption

   Varco may redeem all or part of the notes at any time at its option at a redemption price equal to the greater of

     (i) the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date and

     (ii) the Make-Whole Amount for the notes being redeemed.

   As used in this prospectus:

   "Make Whole Amount" means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the notes to be redeemed, together with scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.

   "Adjusted Treasury Rate" means, with respect to any redemption date:

     (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or

     (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, plus .30%.

   "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

   "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the indenture trustee, Reference Treasury Dealer Quotations for such redemption date.

   "Quotation Agent" means the Reference Treasury Dealer selected by the indenture trustee after consultation with Varco.

   "Reference Treasury Dealer" means any of Credit Suisse First Boston Corporation and its successors and assigns and two other nationally recognized investment banking firms selected by Varco that are primary U.S. Government securities dealers.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

   If less than all of the notes are to be redeemed, the trustee will select the notes to be redeemed by such method as the trustee shall deem fair and appropriate. The trustee may select for redemption notes and portions of notes in amounts of $1,000 or whole multiples of $1,000.

   Our senior credit facility currently restricts Varco from redeeming the notes. The notes are not entitled to the benefit of any sinking fund or other mandatory redemption provisions.

Certain Covenants

 Limitation on Liens

   Nothing in the indenture or the notes in any way limits the amount of indebtedness or securities (other than the notes) that Varco or its subsidiaries may incur or issue. The indenture provides that Varco will not, and will not permit any of its subsidiaries to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by Varco or such subsidiary without making effective provision whereby any and all notes then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.

   The foregoing restriction does not, however, apply to:

     (1) Liens existing on the date on which the notes are originally issued or provided for under the terms of agreements existing on such date;

     (2) Liens on property securing (a) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (b) Indebtedness incurred by Varco or any subsidiary of Varco prior to or within one year after the later of the acquisition, the completion of construction, alteration, improvement or repair or the commencement of commercial operation thereof, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;

     (3) Liens securing Indebtedness owed by a subsidiary of Varco to Varco or to any other subsidiary of Varco;

     (4) Liens on the property of any person or entity existing at the time such person or entity becomes a subsidiary of Varco and not incurred as a result of (or in connection with or in anticipation of) such person or entity becoming a subsidiary of Varco, provided that such Liens do not extend to or cover any property or assets of Varco or any of its subsidiaries other than the property encumbered at the time such person or entity becomes a subsidiary of Varco and do not secure Indebtedness with a principal amount in excess of the principal amount outstanding at such time;

     (5) Liens on any property securing (a) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (b) Indebtedness issued or guaranteed by the United States, any State thereof or any department, agency or instrumentality of either;

     (6) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clause
  (1), (2), (4) or (5) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced and that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement; or

     (7) Liens (exclusive of any Lien of any type otherwise permitted under clauses (1) through (6) above) securing Indebtedness for borrowed money of Varco or any subsidiary of Varco in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of the covenant described under "Limitation on Sale/Leaseback Transactions" below (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (1) through (6) above), does not at the time such Indebtedness is incurred exceed 10% of the Consolidated Net Worth of Varco (as shown in the most recent audited consolidated balance sheet of Varco and its subsidiaries).

 Limitation on Sale/Leaseback Transactions

   The indenture provides that Varco will not, and will not permit any subsidiary to, enter into any Sale/Leaseback Transaction with any person (other than Varco or a subsidiary) unless:

     (1) Varco or such subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Liens" above without equally and ratably securing the notes pursuant to such covenant;

     (2) after May 1, 2001 and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, Varco or such subsidiary shall have expended for property used or to be used in the ordinary course of business of Varco and its subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and Varco shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (3) below); or

     (3) Varco, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of notes or any Pari Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the board of directors of Varco, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by Varco as set forth in clause (2) above), less an amount equal to the principal amount of notes and Pari Passu Indebtedness voluntarily defeased or retired by Varco within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by Varco or any subsidiary during such period.

 Limitations on Mergers and Consolidations

   The indenture provides that neither Varco nor any guarantor (other than any guarantor that shall have been released from its guarantee pursuant to the provisions of the indenture) will consolidate with or merge into any entity, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any person or entity, unless:

     (1) the person or entity formed by or surviving such consolidation or merger (if other than Varco or such guarantor, as the case may be), or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia (or, alternatively, in the case of a guarantor organized under the laws of a jurisdiction outside the United States, a corporation organized and existing under the laws of such foreign jurisdiction), and the Successor assumes by supplemental indenture in a form satisfactory to the trustee all of the obligations of Varco or such guarantor, as the case may be, under the indenture and under the notes; and

     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Certain Definitions

   "Adjusted Net Assets" of a guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such guarantor at such date exceeds the total amount of liabilities, including, without limitation, the probable amount of contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date) of such guarantor at such date, but excluding liabilities under the guarantee of the notes by of such guarantor, and (y) the amount by which the present fair saleable value of the assets of such guarantor at such date exceeds the amount that will be required to pay the probable liability of such guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any subsidiary of such guarantor in respect of any obligations of such subsidiary under the guarantee of the notes by such guarantor), excluding debt in respect of the guarantee of the notes by such guarantor, as they become absolute and matured.

   "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

   "Capitalized Lease Obligation" of any person or entity means any obligation of such person or entity to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

   "Consolidated Net Worth" of Varco means the consolidated stockholders' equity of Varco and its subsidiaries, as determined in accordance with generally accepted accounting principles.

   "Funded Indebtedness" means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

   "Hedging Obligations" of any person or entity means the net obligation (not the notional amount) of such person or entity pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

   "Indebtedness" of any person or entity at any date means, without duplication,

   (1) all indebtedness of such person or entity for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or entity or only to a portion thereof),

   (2) all obligations of such person or entity evidenced by bonds, debentures, notes or other similar instruments,

   (3) all obligations of such person or entity in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds issued by such person or entity in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third business day following demand for reimbursement,

   (4) all obligations of such person or entity to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business,

   (5) all Capitalized Lease Obligations of such person or entity,

   (6) all Indebtedness of others secured by a Lien on any asset of such person or entity, whether or not such Indebtedness is assumed by such person or entity,

   (7) all Indebtedness of others guaranteed by such person or entity to the extent of such guarantee and

   (8) all Hedging Obligations of such person or entity.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of the indenture, Varco or any subsidiary of Varco shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

   "Non-Recourse Indebtedness" means, at any date, the aggregate amount at such date of Indebtedness of Varco or a subsidiary of Varco in respect of which the recourse of the holder of such Indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets, and with respect to which neither Varco nor any of its subsidiaries provides any credit support.

   "Pari Passu Indebtedness" means any Indebtedness of Varco, whether outstanding on the date on which the notes are originally issued or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the notes.

   "Sale/Leaseback Transaction" means any arrangement with any person or entity providing for the leasing by Varco or any subsidiary of Varco, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by Varco or such subsidiary to such person or entity in contemplation of such leasing.

   "Significant Subsidiary" has the meaning set forth in Regulation S-X under the Securities Exchange Act of 1934.

Events of Default

   An Event of Default is defined in the indenture as being:

     (1) a default by Varco or any guarantor for 30 days in payment of any interest on the notes;

     (2) a default by Varco or any guarantor in any payment of principal of or premium, if any, on the notes;

     (3) a default by Varco or any guarantor in compliance with any of its other covenants or agreements in, or provisions of, the notes, the guarantees or the indenture which shall not have been remedied within 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the notes then outstanding;

     (4) the acceleration of the maturity of any Indebtedness (other than the notes or any Non-Recourse Indebtedness) of Varco or any subsidiary of Varco having an outstanding principal amount of $10 million or more individually or in the aggregate, or a default in the payment of any principal or interest in respect of any Indebtedness (other than the notes or any Non-Recourse Indebtedness) of Varco or any subsidiary of Varco having an outstanding principal amount of $10 million or more individually or in the aggregate and such default shall be continuing for a period of 30 days without Varco or such subsidiary, as the case may be, effecting a cure of such default;

     (5) a final, non-appealable judgment or order for the payment of money in excess of $10 million (net of applicable insurance coverage) having been rendered against Varco, a guarantor or any Significant Subsidiary of Varco and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

     (6) certain events involving bankruptcy, insolvency or reorganization of Varco, a guarantor or any Significant Subsidiary of Varco.

   Guarantors may not be released from their guarantees if a Default or Event of Default has occurred and is continuing. The obligations of any subsidiary of Varco that becomes a guarantor are not dependent upon whether such subsidiary becomes a guarantor prior to or after an Event of Default. The indenture provides that the trustee may withhold notice to the holders of the notes of any default (except in payment of principal of or premium, if any, or interest on the notes) if the trustee considers it in the interest of the holders of the notes to do so.

   If an Event of Default occurs and is continuing with respect to the indenture, the trustee or the holders of not less than 25% in principal amount of the notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Varco or a guarantor occurs and is continuing, the principal of and premium, if any, and interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the notes. The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of such note, plus accrued interest to the date of payment. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

   No holder of a note may pursue any remedy under the indenture unless:

     (1) such holder has previously given the trustee written notice of a continuing Event of Default;

     (2) the holders of at least 25% in principal amount of the notes shall have made a written request to the trustee to pursue such remedy;

     (3) the holders shall have offered the trustee indemnity reasonably satisfactory to it; and

     (4) the trustee shall have failed to act for a period of 60 days after receipt of such notice and offer of indemnity.

   However, this provision does not affect the right of a holder of a note to sue for enforcement of any overdue payment thereon.

   The holders of a majority in principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture, subject to certain limitations specified in the indenture. The indenture requires the annual filing by Varco with the trustee of a written statement as to compliance with the covenants contained in the indenture.

Modification and Waiver

   The indenture provides that modifications and amendments to the indenture or the notes may be made by Varco, the guarantors and the trustee with the consent of the holders of a majority in principal amount of the notes then outstanding; provided that no such modification or amendment may, without the consent of the holder of each note then outstanding affected thereby:

     (1) reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the rate of or change the time for payment of interest, including default interest, on any note;

     (3) reduce the principal of or change the fixed maturity of any note or alter the premium or other provisions with respect to redemption;

     (4) make any note payable in money other than that stated in the note;

     (5) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any note;

     (6) make any change in the percentage of principal amount of notes necessary to waive compliance with certain provisions of the indenture; or

     (7) waive a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest on the notes.

   Modifications and amendments of the indenture may be made by Varco, the guarantors and the trustee without the consent of any holders of notes in certain limited circumstances, including:

     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to provide for the assumption of the obligations of Varco or any guarantor under the indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of Varco or any such guarantor;

     (3) to provide for uncertificated notes in addition to or in place of certificated notes;

     (4) to reflect the release of any guarantor from its guarantee of the notes, or the addition of any subsidiary of Varco as a guarantor, in the manner provided by the indenture;

     (5) to comply with any requirement in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

     (6) to make any change that does not adversely affect the rights of any holder of notes in any material respect.

   The holders of a majority in aggregate principal amount of the notes then outstanding may waive any past default under the indenture, except a default in the payment of principal, or premium, if any, or interest.

Discharge or Termination

 Defeasance of Certain Obligations

   Varco and the guarantors may terminate certain of their obligations under the indenture, including those described under the section "Certain Covenants," if:

     (1) Varco irrevocably deposits in trust with the trustee cash or non-callable U.S. government obligations or a combination thereof sufficient to pay principal of and interest on the notes to maturity, and to pay all other sums payable by it under the indenture;

     (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

     (3) Varco shall have delivered to the trustee an opinion of counsel from nationally recognized counsel acceptable to the trustee or a tax ruling to the effect that the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of Varco's exercise of its option under such section and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

     (4) Varco delivers to the trustee certain other documents called for by the indenture, including an officers' certificate and opinions of counsel; and

     (5) certain other conditions are satisfied.

   Varco's payment obligations and the guarantors' guarantees shall survive until the notes are no longer outstanding.

 Discharge

   The indenture shall cease to be of further effect (subject to certain exceptions relating to compensation and indemnity of the trustee and repayment to Varco of excess money or securities) when:

     (1) either (A) all outstanding notes theretofore authenticated and issued (other than destroyed, lost or stolen notes that have been replaced or paid) have been delivered to the trustee for cancellation; or (B) all outstanding notes not theretofore delivered to the trustee for cancellation
  (x) have become due and payable or (y) will become due and payable at their stated maturity within one year and Varco has deposited or caused to be deposited with the trustee as funds (immediately available to the holders in the case of clause (x)) in trust for such purpose an amount which, together with earnings thereon, will be sufficient to pay and discharge the entire indebtedness on such notes for principal and interest to the date of such deposit (in the case of notes which have become due and payable) or to the stated maturity, as the case may be;

     (2) Varco has paid all other sums payable by it under the indenture; and

     (3) Varco has delivered to the trustee an officers' certificate stating that all conditions precedent to satisfaction and discharge of the indenture have been complied with, together with an opinion of counsel to the same effect.

Book-Entry, Delivery and Form

   The new notes will be issued in the form of one or more global notes. The global notes will be deposited with, or on behalf of, The Depository Trust Company or DTC and registered in the name of DTC or its nominee, who will be the global notes holder. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global notes directly through DTC if they are participating organizations or "participants" in such system or indirectly through organizations that are participants in such system.

Depository Procedures

   DTC has advised us that DTC is a limited-purpose trust company that was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.

   We expect that pursuant to procedures established by DTC:

  . upon deposit of the global notes, DTC will credit the accounts of participants designated by the exchange agent with portions of the principal amount of the global notes; and

  . ownership of the new notes evidenced by the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the participants), the participants and the indirect participants.

   So long as the global notes holder is the registered owner of any new notes, the global notes holder will be considered the sole holder under the indenture of any new notes evidenced by the global notes. Beneficial owners of new notes evidenced by the global notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Varco nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the new notes.

   Payments in respect of the principal of, premium, if any, interest and additional interest, if any, on any new notes registered in the name of the global notes holder on the applicable record date will be payable by the trustee to or at the direction of the global notes holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, Varco and the trustee may treat the persons in whose names new notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Varco nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of new notes. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practice and will be the responsibility of the participants or the indirect participants.

Certificated Notes

   The notes represented by the global notes are exchangeable for certificated notes in definitive form of like tenor as such notes in denominations of $1,000 and integral multiples thereof if:

     (1) the Depositary notifies Varco that it is unwilling or unable to continue as Depositary for the global notes or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor Depositary is not appointed by Varco within 90 days;

     (2) Varco in its discretion at any time determines not to have all of the notes represented by the global notes; or

     (3) an Event of Default has occurred and is continuing and the Depositary so requests.

   Any note that is exchangeable pursuant to the preceding sentence is exchangeable for certified notes issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, the global notes are not exchangeable, except for global notes of the same aggregate denomination to be registered in the name of the Depositary or its nominee.

   Neither Varco nor the Trustee shall be liable for any delay by the Depositary or any Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

Same-Day Payment

   The indenture requires that payments in respect of notes (including principal, premium and interest) be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Governing Law

   The indenture is, and the notes will be, governed by the laws of the State of New York.

The Trustee

   The Bank of New York is the trustee under the indenture. Its address is 10161 Centurion Parkway, 3rd Floor, Jacksonville, Florida 32256. Varco has also appointed the trustee as the initial registrar and as initial paying agent under the indenture.

   The indenture contains certain limitations on the right of the trustee, should it become a creditor of Varco, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.

   The indenture provides that in case an Event of Default shall occur (and be continuing), the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its powers under the indenture at the request of any of the holders of the notes, unless such holders shall have offered the trustee indemnity reasonably satisfactory to it.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the material United States federal income tax considerations relating to the exchange your old notes for new notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change or differing interpretation possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

   This discussion only applies to you if you exchange your old notes for new notes in the exchange offer. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to your particular circumstances or if you are subject to special tax rules, including, without limitation, if you are:

  .  a bank;

  .  a holder subject to the alternative minimum tax;

  .  a tax-exempt organization;

  .  an insurance company;

  .  a foreign person or entity;

  .  a dealer in securities or currencies;

  . a person that will hold notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes; or

  . a person deemed to sell notes under the constructive sale provisions of the Internal Revenue Code.

   YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

   The exchange of old notes for new notes will be treated as a "non-event" for federal income tax purposes because the new notes will not be considered to differ materially in kind or extent from the old notes. As a result, no material federal income tax consequences will result to you from exchanging old notes for new notes.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale, offer to resell or other transfers of its new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of new notes received in exchange for old notes where the old notes were acquired as a result of market- making activities or other trading activities. We have agreed that for a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests such document in the letter of transmittal for use in connection with any resale.


   We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of old notes, including any broker-dealers, and specific parties related to such holders, against specific liabilities, including liabilities under the Securities Act.

   By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using this prospectus in connection with the sales or transfer of the new notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which:

  .  makes any statement in this prospectus untrue in any material respect;

  . requires the making of any changes in this prospectus to make the statements in this prospectus not misleading; or

  . may impose upon us disclosure obligations that may have a material adverse effect on us,

which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of this prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to this prospectus to the broker-dealer.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuance of the notes will be passed upon for Varco by James F. Maroney, III, Vice President, Secretary and General Counsel of Varco. Mr. Maroney owns shares of Varco common stock, and holds stock options and restricted stock awards under Varco compensation plans.
Mr. Maroney may receive additional awards under these plans in the future.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules included in Varco International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. Varco International, Inc.'s financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      DOCUMENTS INCORPORATED BY REFERENCE

   The Securities and Exchange Commission's rules allow us to "incorporate by reference" into this prospectus the information we file with the SEC under the Securities Exchange Act of 1934. This means that we are disclosing important information to you by referring you to those filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede this information. Any information which is subsequently modified or superseded will not constitute a part of this offering memorandum, except as so modified or superseded. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus.

  . our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

  .  our Annual Report on Form 10-K for the year ended December 31, 2000;

  . our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2001;

  . our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2001; and

  . our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2001.

   Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents). You may submit such a request for this material at the following address and telephone number:

                               Investor Relations
                           Varco International, Inc.
                                2835 Holmes Road
                              Houston, Texas 77051
                                 (713) 799-5100

                             ADDITIONAL INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy such material at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such material from the Commission at prescribed rates by wiring to the Public Reference Section of the SEC, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from the SEC's web site at www.sec.gov.


   Our common stock is quoted on the New York Stock Exchange. You may inspect reports and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    Offer to Exchange all of Our Outstanding
                        7 1/4% Senior Notes due 2011 for
            7 1/4% Senior Notes due 2011, Which Have Been Registered
                        Under the Securities Act of 1933

                                       of

                        [VARCO INTERNATIONAL, INC. LOGO]

                           Varco International, Inc.

                               ----------------

                                   PROSPECTUS

                               ----------------

                               July 18, 2001


                               ----------------

   No person has been authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by Varco. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Varco since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell nor or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II--Information Not Required in Prospectus

Item 20. Indemnification of Officers and Directors

   Set forth below is a description of certain provisions of the articles of incorporation and bylaws of us and the corporate guarantors and the partnership agreement or operating agreement of our non-corporate guarantors. These descriptions are intended as a summary only and are qualified in their entirety to the appropriate articles of incorporation, bylaws, partnership agreements, operating agreements and state law.

   (a) Our certificate of incorporation provides, consistent with the provisions of the Delaware General Corporation Law, that no director will be personally liable to us or any of our stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. This does not apply, however, with respect to any action for unlawful payments of dividends, stock purchases or redemptions, nor does it apply if the director (i) has breached his duty of loyalty to us and our stockholders; (ii) does not act or, in failing to act, has not acted in good faith; (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) has derived an improper personal benefit. The provisions of our certificate of incorporation eliminating liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under claims based on federal law.

   Our bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

   (b) The Guarantors

   The certificate of incorporation of each of Environmental Procedures Inc., Tuboscope (Holding U.S.) Inc. and Varco I/P, Inc. (the "Delaware Corporate Guarantors") provide, consistent with the provisions of the Delaware General Corporation Law, that no director of the Delaware Corporate Guarantors will be personally liable to the respective Delaware Corporate Guarantor or any of their respective stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. This does not apply, however, with respect to any action for unlawful payments of dividends, stock purchases or redemptions, nor does it apply if the director (i) has breached his duty of loyalty to the respective Delaware Corporate Guarantor and its respective stockholders; (ii) does not act or, in failing to act, has not acted in good faith; (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) has derived an improper personal benefit. The provisions of each certificate of incorporation eliminating liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under claims based on federal law.

   The bylaws of each of the Delaware Corporate Guarantors provide for indemnification of the officers and directors of the Delaware Corporate Guarantors to the fullest extent permitted by the Delaware General Corporation Law.

   The articles of incorporation of Tuboscope Pipeline Services Inc. and Quality Tubing Inc. (the "Texas Corporate Guarantors"), together with the bylaws of the Texas Corporate Guarantors, provide that each of the Texas Corporate Guarantors shall indemnify its respective officers and directors, and may indemnify its respective other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

   The Texas Corporate Guarantors have also adopted provisions in their respective articles of incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. Under each of the Texas Corporate Guarantors' articles of incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the respective Texas Corporate Guarantor or its shareholders for monetary damages for any act or omission by the director, acting in his/her capacity. Such limitation does not affect liability for a proceeding (i) from which the director was found liable of receiving an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (ii) from which the director is found liable to the corporation.

   The limited partnership agreement of Fiber Glass Systems, LP provides that, to the fullest extent allowed by the Texas Revised Limited Partnership Act, Fiber Glass Systems, LP shall indemnify its general partner and officers for acts or omissions performed or omitted in good faith, regardless of whether the act or omission constituted the sole, partial or concurrent negligence of such general partner or officers. Such indemnification, however, shall not apply with respect to a proceeding in which the general partner or officer is found liable (i) for receiving improper personal benefit or (ii) to the limited partnership.

   The limited partnership agreement of Varco Systems, LP provides that, to the fullest extent allowed by the Delaware Revised Uniform Limited Partnership Act, Varco Systems, LP shall indemnify its general partner and officers for acts or omissions performed or omitted in good faith, regardless of whether the act or omission constituted the sole, partial or concurrent negligence of such general partner or officers.

   The limited liability company agreements for Fiber Glass Systems Holdings, LLC and Tubo-FGS, LLC each provide, to the fullest extent allowed by the Delaware Limited Liability Company Act, that Fiber Glass Systems Holdings, LLC and Tubo- FGS, LLC shall indemnify its respective managers for acts or omissions performed or omitted in good faith, regardless of whether the act or omission constituted the sole, partial or concurrent negligence of such managers. Such indemnification, however, shall be limited to the limited liability company's assets and no member shall have personal liability for any indemnification amounts.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits


 Exhibit
   No.                           Description                           Note No.
 -------                         -----------                           --------

  3.1    Third Amended and Restated Certificate of Incorporation of    (Note 1)
         Varco International, Inc., dated May 30, 2000.

  3.2    Third Amended and Restated Bylaws.                            (Note 1)

  3.3    Certificate of Designations of Series A Junior                (Note 1)
         Participating Preferred Stock of Varco International, Inc.,
         dated November 30, 2000.

  3.4** Company Agreement of Fiber Glass Systems Holdings, LLC, dated December 31, 1999.

  3.5**  Company Agreement of Tubo-FGS, LLC, dated December 31,
         1999.

  3.6**  Limited Partnership Agreement of Varco, LP, dated as of
         September 1, 2000.

  3.7** Limited Partnership Agreement of Fiber Glass Systems, LP, dated as of August 1, 1997.

  3.8**  Articles of Incorporation of Tuboscope Pipeline Services
         Inc., as amended.

  3.9**  Bylaws of Tuboscope Pipeline Services Inc., as amended.

  3.10** Articles of Incorporation of Quality Tubing Inc., as amended.

  3.11** Second Restated Bylaws of Quality Tubing Inc.

  3.12** Certificate of Incorporation of Varco I/P, Inc., as amended.

  3.13** Bylaws of Varco I/P, Inc.

  3.14** Certificate of Incorporation of Tuboscope (Holding U.S.)
         Inc.

 Exhibit
   No.                           Description                          Note No.
 -------                         -----------                          ---------

  3.15** Bylaws of Tuboscope (Holding U.S.) Inc.

  3.16** Certificate of Incorporation of Environmental Procedures
         Inc.

  3.17** Bylaws of Environmental Procedures Inc.

  4.1    Rights Agreement, dated as of November 29, 2000, by and      (Note 1)
         between the Company and Chase Mellon Shareholder Services,
         L.L.C., as Rights Agent, which includes the form of
         Certificate of Designations of the Series A Junior
         Participating Preferred Stock of Varco International, Inc.
         as Exhibit A, the form of Right Certificate as Exhibit B,
         and the Summary of Rights to Purchase Preferred Shares as
         Exhibit C.

  4.2    Registration Rights Agreement dated May 13, 1988 among the   (Note 2)
         Company, Brentwood Associates, Hub Associates IV, L.P. and
         the investors listed therein.

  4.3    Purchase Agreement dated as of October 1, 1991 between the   (Note 3)
         Company and Baker Hughes Incorporated regarding certain
         registration rights.

  4.4    Registration Rights Agreement dated April 24, 1996 among     (Note 9)
         the Company, SCF III, L.P., D.O.S. Partners L.P., Panmell
         (Holdings), Ltd. and Zink Industries Limited.

  4.5    Registration Rights Agreement dated March 7, 1997 among      (Note 10)
         the Company and certain stockholders of Fiber Glass
         Systems, Inc.

  4.6    Indenture, dated as of February 25, 1998, between the        (Note 11)
         Company, the Guarantors named therein and The Bank of New
         York Trust Company of Florida as trustee, relating to
         $100,000,000 aggregate principal amount of 7 1/2% Senior
         Notes due 2008; Specimen Certificate of 7 1/2% Senior
         Notes due 2008; and Specimen Certificate at 7 1/2% Senior
         Notes due 2008.

  4.7** Registration Rights Agreement dated as of May 1, 2001, among the Company, Credit Suisse First Boston Corporation,
         Salomon Smith Barney Inc., RBC Dominion Securities
         Corporation and Simmons & Company International.

  4.8** Indenture, dated as of May 1, 2001, among the Company, the Guarantors named therein and The Bank of New York as trustee, relating to $200,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2011.

  4.9**  Specimen Certificate of 7 1/4% Senior Notes due 2011 (the
         "old notes") (included in Exhibit 4.8).

  4.10** Specimen Certificate of 7 1/4% Senior Notes due 2011 (the
         "new notes") (included in Exhibit 4.8).

  5.1** Opinion of James F. Maroney, III, Esq. regarding the validity of the new notes.

 10.1    Amended and Restated Secured Credit Agreement, dated as of   (Note 11)
         February 9, 1998, between Tuboscope Inc., and Chase Bank
         of Texas, National Association, ABN Amro Bank N.V.,
         Houston Agency, and the other Lenders Party Thereto, and
         ABN Amro Bank N.V., Houston Agency as Administrative Agent
         (includes form of Guarantee).

 10.1.1  Form of Amendment No. 1 to Amended and Restated Secured      (Note 13)
         Credit Agreement dated as of March 29, 1999.

 10.1.2  Form of Reaffirmation of Guarantee relating to Amended and   (Note 13)
         Restated Secured Credit Agreement dated as of March 29,
         1999.

 10.2*   Deferred Compensation Plan dated November 14, 1994;          (Note 12)
         Amendment thereto dated May 11, 1998.

 10.3*   Amended and Restated 1996 Equity Participation Plan.         (Note 1)

 Exhibit
   No.                           Description                          Note No.
 --------                        -----------                          ---------

 10.3.1*  Form of Non-qualified Stock Option Agreement for            (Note 7)
          Employees and Consultants; Form of Non-qualified Stock
          Option Agreement for Independent Directors.

 10.4*    DOS Ltd. 1993 Stock Option Plan; Form of D.O.S. Ltd. Non    (Note 8)
          Statutory Stock Option Agreement.

 10.5*    Amended and Restated Stock Option Plan for Key Employees    (Note 4)
          of Tuboscope Vetco International Corporation; Form of
          Revised Incentive Stock Option Agreement; and Form of
          Revised Non-Qualified Stock Option Agreement.

 10.6*    Stock Option Plan for Non-Employee Directors; Amendment     (Note 5)
          to Stock Option Plan for Non-Employee Directors; and Form
          of Stock Option Agreement.

 10.7*    The Varco 1982 Non-Employee Director Stock Option Plan.     (Note 16)

 10.8*    Varco International, Inc. Supplemental Executive            (Note 22)
          Retirement Plan.

 10.8.1*  Amendment to Varco International, Inc. Supplemental         (Note 24)
          Executive Retirement Plan.

 10.8.2*  Second Amendment to Varco International, Inc.               (Note 25)
          Supplemental Executive Retirement Plan.

 10.9     Lease dated March 7, 1985, as amended.                      (Note 15)

 10.9.1   Agreement dated as of January 1, 1982, with respect to      (Note 17)
          Lease included as Exhibit 10.9 hereof.

 10.9.2   Agreement dated as of January 1, 1984, with respect to      (Note 18)
          Lease included as Exhibit 10.9 hereto.

 10.9.3   Agreement dated as of February 8, 1985, with respect to     (Note 18)
          Lease included as Exhibit 10.9 hereto.

 10.9.4   Agreement dated as of April 12, 1985, with respect to       (Note 19)
          Lease included as Exhibit 10.9 hereto.

 10.9.5   Amendment dated as of January 11, 1996, with respect to     (Note 23)
          Lease included as Exhibit 10.9 hereto.

 10.10    Standard Industrial Lease-Net dated September 29, 1988      (Note 20)
          for the premises at 743 N. Eckhoff, Orange, California.

 10.10.1  First amendment dated as of January 11, 1996 to Lease       (Note 23)
          included as Exhibit 10.10 hereto.

 10.11*   The Varco International, Inc. 1990 Stock Option Plan, as    (Note 21)
          amended.

 10.11.1* Amendments to the Varco International, Inc. 1990 Stock      (Note 26)
          Option Plan.

 10.11.2* Form of amendment to stock option agreements under the      (Note 26)
          Varco International, Inc. 1990 Stock Option Plan.

 10.12*   Varco International, Inc. 1994 Directors' Stock Option      (Note 23)
          Plan.

 10.12.1* Amendment to Varco International, Inc. 1994 Directors'      (Note 25)
          Stock Option Plan.

 10.13*   The Varco International, Inc. Deferred Compensation Plan.   (Note 26)

 10.14    Master Leasing Agreement, dated December 18, 1995 between   (Note 6)
          the Company and Heller Financial Leasing, Inc.

 10.14.1* Form of Executive Agreement of certain members of senior    (Note 14)
          management.

 10.15*   Form of First Amendment to Executive Agreements.            (Note 14)

 10.16*   Executive Agreement of John F. Lauletta.                    (Note 14)

 10.17*   Executive Agreement of Joseph C. Winkler.                   (Note 14)

 Exhibit
   No.                           Description                          Note No.
 -------                         -----------                          --------

 10.18*  Executive Agreement of George Boyadjieff.                    (Note 27)

 10.19*  Executive Agreement of Michael W. Sutherlin.                 (Note 27)

 10.20*  Executive Agreement of Wallace K. Chan.                      (Note 27)

 10.21*  Form of Indemnity Agreement.                                 (Note 14)

 10.22** Purchase Agreement dated as of April 26, 2001, between the
         Company, Credit Suisse First Boston Corporation, Salomon
         Smith Barney Inc., RBC Dominion Securities Corporation and
         Simmons & Company International.

 12**    Computation of Ratio of Earnings to Fixed Charges.

 21      Subsidiaries.                                                (Note 1)

 23.1** Consent of James F. Maroney, III, Esq. (included in his opinion filed as Exhibit 5.1).

 23.2    Consent of Ernst & Young LLP.

 24.1** Power of Attorney of the Company and each of the Guarantors (included on the signature page to the Registration Statement on Form S-4).

 25.1 Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of The Bank of New
         York.

 99.1**  Form of Letter of Transmittal.

 99.2**  Form of Notices of Guaranteed Delivery.

 99.3**  Form of Letter to Beneficial Holders and Instructions to
         Registered Holder.

 99.4**  Form of Letter to Registered Holder.

 99.5**  Form of Guidelines for Certification.

--------
*  Management contract, compensation plan or arrangement.

** Previously filed with the original registration statement on Form S-4 (No.
   333-64226) on June 29, 2001.


 Note 1 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

 Note 2  Incorporated by reference to the Company's Registration Statement on
         Form S-1 (No. 33-31102).

 Note 3  Incorporated by reference to the Company's Registration Statement on
         Form S-1 (No. 33-43525).

 Note 4  Incorporated by reference to the Company's Registration Statement on
         Form S-8 (No. 33-72150).

 Note 5  Incorporated by reference to the Company's Registration Statement on
         Form S-8 (No. 33-72072).

 Note 6 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

 Note 7  Incorporated by reference to the Company's Registration Statement on
         Form S-8 (No. 333-05233).

 Note 8  Incorporated by reference to the Company's Registration Statement on
         Form S-8 (No. 333-05237).

 Note 9 Incorporated by reference to the Company's Current Report on Form 8-K filed on January 16, 1996.

 Note 10 Incorporated by reference to the Company's Current Report on 8-K Filed on March 19, 1997, as amended by Amendment No. 1 filed on May 7, 1997.

 Note 11 Incorporated by reference to the Company's Registration Statement on
         Form S-4 (No. 333-51115).

 Note 12 Incorporated by reference to the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1998.

 Note 13 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

 Note 14 Incorporated by reference to the Company's Registration Statement of
         Form S-4 (333-34582).

 Note 15 Incorporated by reference to Varco's Annual Report on Form 10-K for the year ended December 31, 1981.

 Note 16 Incorporated by reference to Varco's Quarterly Report on Form 10-Q for the quarter ended June 30, 1982.

 Note 17 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1982.

 Note 18 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1984.

 Note 19 Incorporated by reference to Varco's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1985.

 Note 20 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

 Note 21 Incorporated by reference to Varco's Registration Statement on Form S-
         8, Registration No. 333-21681.

 Note 22 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

 Note 23 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

 Note 24 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

 Note 25 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

 Note 26 Incorporated by reference to Varco's Annual Report on Form 10-K for the year ended December 31, 1999.

 Note 27 Incorporated by reference to Varco's Annual Report on Form 10-K/A for the year ended December 31, 1999.

   (b) Financial Statement Schedules

   Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 22. Undertakings.

   (a) The undersigned registrants hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

   (b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (d) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (f) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 18, 2001.


                                          VARCO INTERNATIONAL, INC.

                                               /s/ George I. Boyadjieff
                                          By: _________________________________
                                                    George I. Boyadjieff
                                              Chairman of the Board and Chief
                                                 Executive Officer of Varco
                                                    International, Inc.

                                          ENVIRONMENTAL PROCEDURES INC.

                                                 /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                     Vice President of
                                               Environmental Procedures Inc.

                                          TUBO-FGS, LLC

                                          By: TVI HOLDINGS, LLC, its sole
                                           member

                                          By: VARCO US HOLDINGS INC., its sole
                                           member

                                                 /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                     Vice President of

                                                Varco US Holdings Inc.


                                          FIBER GLASS SYSTEMS HOLDINGS, LLC

                                          By: TVI HOLDINGS LLC, its sole
                                           member

                                          By: VARCO US HOLDINGS INC., its sole
                                           member

                                                 /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                     Vice President of

                                                Varco US Holdings Inc.


                                          TUBOSCOPE (HOLDING U.S.) INC.

                                                 /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                 Vice President ofTuboscope
                                                    (Holding U.S.) Inc.

                                          VARCO I/P, INC.

                                                   /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                     Vice President of
                                                      Varco I/P, Inc.

                                          TUBOSCOPE PIPELINE SERVICES INC.

                                                   /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                     Vice President of
                                              Tuboscope Pipeline Services Inc.

                                          QUALITY TUBING INC.

                                                   /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                     Vice President of
                                                    Quality Tubing Inc.

                                          VARCO, LP

                                          By: TUBO-FGS, LLC, its general
                                           partner

                                          By: TVI HOLDINGS LLC, its sole
                                           member

                                          By: VARCO US HOLDINGS INC., its sole
                                           member

                                                   /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                     Vice President of

                                                Varco US Holdings Inc.


                                          FIBER GLASS SYSTEMS, LP

                                          By: TUBO-FGS, LLC, its general
                                           partner

                                          By: TVI HOLDINGS LLC, its sole
                                           member

                                          By: VARCO US HOLDINGS INC., its sole
                                           member

                                                   /s/ Joseph C. Winkler
                                          By: _________________________________
                                                     Joseph C. Winkler
                                                     Vice President of

                                                Varco US Holdings Inc.

   Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated and on July 18, 2001.



             Signature                           Title                  Date
             ---------                           -----                  ----

    /s/ George I. Boyadjieff         Chairman of the Board and      July 18, 2001
____________________________________  Chief Executive Officer of
        George I. Boyadjieff          Varco International, Inc.
                                      (Principal Executive
                                      Officer)

     /s/ Joseph C. Winkler           Executive Vice President,      July 18, 2001
____________________________________  Chief Financial Officer and
         Joseph C. Winkler            Treasurer of Varco
                                      International, Inc.
                                      (Principal Financial and
                                      Accounting Officer)

DIRECTORS OF VARCO INTERNATIONAL, INC.



      /s/ John F. Lauletta*          Director, President and        July 18, 2001
____________________________________  Chief Operating Officer
          John F. Lauletta


      /s/ George S. Dotson*          Director                       July 18, 2001
____________________________________
          George S. Dotson


       /s/ Andre R. Horn*            Director                       July 18, 2001
____________________________________
           Andre R. Horn


____________________________________ Director                       July 18, 2001
         Richard A. Kertson


      /s/ Eric L. Mattson*           Director                       July 18, 2001
____________________________________
          Eric L. Mattson


       /s/ L. E. Simmons*            Director                       July 18, 2001
____________________________________
           L. E. Simmons


____________________________________ Director                       July 18, 2001
         Jeffery A. Smisek


____________________________________ Director                       July 18, 2001
         Douglas E. Swanson


       /s/ Eugene R. White*          Director                       July 18, 2001
____________________________________
          Eugene R. White

       /s/ James D. Woods*           Director                       July 18, 2001
____________________________________
           James D. Woods

             Signature                           Title                  Date
             ---------                           -----                  ----


ENVIRONMENTAL PROCEDURES INC.


      /s/ John F. Lauletta*          Director and President of      July 18, 2001
____________________________________  Environmental Procedures
         John F. Lauletta*            Inc. (Principal Executive
                                      Officer)

      /s/ Joseph C. Winkler          Director, Vice President and   July 18, 2001
____________________________________  Treasurer of Environmental
         Joseph C. Winkler            Procedures Inc. (Principal
                                      Financial and Accounting
                                      Officer)

    /s/ James F. Maroney, III*       Director of Environmental      July 18, 2001
____________________________________  Procedures Inc.
       James F. Maroney, III

     /s/ Martin I. Greenberg*        Director of Environmental      July 18, 2001
____________________________________  Procedures Inc.
        Martin I. Greenberg


TUBOSCOPE (HOLDING U.S.) INC.


      /s/ John F. Lauletta*          Director and President of      July 18, 2001
____________________________________  Tuboscope (Holding U.S.)
          John F. Lauletta            Inc. (Principal Executive
                                      Officer)

      /s/ Joseph C. Winkler          Director, Vice President and   July 18, 2001
____________________________________  Treasurer of Tuboscope
         Joseph C. Winkler            (Holding U.S.) Inc.
                                      (Principal Financial and
                                      Accounting Officer)

    /s/ James F. Maroney, III*       Director of Tuboscope          July 18, 2001
____________________________________  (Holding U.S.) Inc.
       James F. Maroney, III


VARCO I/P, INC.


      /s/ John F. Lauletta*          Director and President of      July 18, 2001
____________________________________  Varco I/P, Inc. (Principal
          John F. Lauletta            Executive Officer)

      /s/ Joseph C. Winkler          Director, Vice President and   July 18, 2001
____________________________________  Treasurer of Varco I/P,
         Joseph C. Winkler            Inc. (Principal Financial
                                      and Accounting Officer)

    /s/ James F. Maroney, III*       Director of Varco I/P, Inc.    July 18, 2001
____________________________________
       James F. Maroney, III

             Signature                           Title                  Date
             ---------                           -----                  ----


TUBOSCOPE PIPELINE SERVICES INC.


      /s/ John F. Lauletta*          Director and President of      July 18, 2001
____________________________________  Tuboscope Pipeline Services
          John F. Lauletta            Inc. (Principal Executive
                                      Officer)

      /s/ Joseph C. Winkler          Director, Vice President and   July 18, 2001
____________________________________  Treasurer of Tuboscope
         Joseph C. Winkler            Pipeline Services Inc.
                                      (Principal Financial and
                                      Accounting Officer)

    /s/ James F. Maroney, III*       Director of Tuboscope          July 18, 2001
____________________________________  Pipeline Services Inc.
       James F. Maroney, III


QUALITY TUBING INC.


      /s/ David L. Daniels*          Director and President of      July 18, 2001
____________________________________  Quality Tubing Inc.
          David L. Daniels            (Principal Executive
                                      Officer)

      /s/ Joseph C. Winkler          Director, Vice President and   July 18, 2001
____________________________________  Treasurer of Quality Tubing
         Joseph C. Winkler            Inc. (Principal Financial
                                      and Accounting Officer)

    /s/ James F. Maroney, III*       Director of Quality Tubing     July 18, 2001
____________________________________  Inc.
       James F. Maroney, III

     /s/ Martin I. Greenberg*        Director of Quality Tubing     July 18, 2001
____________________________________  Inc.
        Martin I. Greenberg


VARCO US HOLDINGS, INC.


      /s/ John F. Lauletta*          Director and President of      July 18, 2001
____________________________________  Varco US Holdings, Inc.
          John F. Lauletta            (Principal Executive
                                      Officer)

      /s/ Joseph C. Winkler          Director, Vice President and   July 18, 2001
____________________________________  Treasurer of Varco US
         Joseph C. Winkler            Holdings, Inc. (Principal
                                      Financial and Accounting
                                      Officer)

    /s/ James F. Maroney, III*       Director of Varco US           July 18, 2001
____________________________________  Holdings, Inc.
       James F. Maroney, III


 /s/ Joseph C. Winkler


*By: ______________________


    Joseph C. Winkler


     Attorney-in-Fact

                                 EXHIBIT INDEX


 Exhibit
   No.                           Description                          Note No.
 -------                         -----------                          ---------

  3.1    Third Amended and Restated Certificate of Incorporation of   (Note 1)
         Varco International, Inc., dated May 30, 2000.

  3.2    Third Amended and Restated Bylaws of Varco International,    (Note 1)
         Inc.

  3.3    Certificate of Designations of Series A Junior               (Note 1)
         Participating Preferred Stock of Varco International,
         Inc., dated November 30, 2000.

  3.4** Company Agreement of Fiber Glass Systems Holdings, LLC, dated December 31, 1999.

  3.5**  Company Agreement of Tubo-FGS, LLC, dated December 31,
         1999.

  3.6**  Limited Partnership Agreement of Varco, LP, dated as of
         September 1, 2000.

  3.7** Limited Partnership Agreement of Fiber Glass Systems, LP, dated as of August 1, 1997.

  3.8**  Articles of Incorporation of Tuboscope Pipeline Services
         Inc., as amended.

  3.9**  Bylaws of Tuboscope Pipeline Services Inc., as amended.

  3.10** Articles of Incorporation of Quality Tubing Inc., as amended.

  3.11** Second Restated Bylaws of Quality Tubing Inc.

  3.12** Certificate of Incorporation of Varco I/P, Inc., as amended.

  3.13** Bylaws of Varco I/P, Inc.

  3.14** Certificate of Incorporation of Tuboscope (Holding U.S.)
         Inc.

  3.15** Bylaws of Tuboscope (Holding U.S.) Inc.

  3.16** Certificate of Incorporation of Environmental Procedures
         Inc.

  3.17** Bylaws of Environmental Procedures Inc.

  4.1    Rights Agreement, dated as of November 29, 2000, by and      (Note 1)
         between the Company and Chase Mellon Shareholder Services,
         L.L.C., as Rights Agent, which includes the form of
         Certificate of Designations of the Series A Junior
         Participating Preferred Stock of Varco International, Inc.
         as Exhibit A, the form of Right Certificate as Exhibit B,
         and the Summary of Rights to Purchase Preferred Shares as
         Exhibit C.

  4.2    Registration Rights Agreement dated May 13, 1988 among the   (Note 2)
         Company, Brentwood Associates, Hub Associates IV, L.P. and
         the investors listed therein.

  4.3    Purchase Agreement dated as of October 1, 1991 between the   (Note 3)
         Company and Baker Hughes Incorporated regarding certain
         registration rights.

  4.4    Registration Rights Agreement dated April 24, 1996 among     (Note 9)
         the Company, SCF III, L.P., D.O.S. Partners L.P., Panmell
         (Holdings), Ltd. and Zink Industries Limited.

  4.5    Registration Rights Agreement dated March 7, 1997 among      (Note 10)
         the Company and certain stockholders of Fiber Glass
         Systems, Inc.

  4.6    Indenture, dated as of February 25, 1998, between the        (Note 11)
         Company, the Guarantors named therein and The Bank of New
         York Trust Company of Florida as trustee, relating to
         $100,000,000 aggregate principal amount of 7 1/2% Senior
         Notes due 2008; Specimen Certificate of 7 1/2% Senior
         Notes due 2008; and Specimen Certificate at 7 1/2% Senior
         Notes due 2008.

  4.7** Registration Rights Agreement dated as of May 1, 2001, among the Company, Credit Suisse First Boston Corporation,
         Salomon Smith Barney Inc., RBC Dominion Securities
         Corporation and Simmons & Company International.

 Exhibit
   No.                           Description                          Note No.
 -------                         -----------                          ---------


  4.8** Indenture, dated as of May 1, 2001, among the Company, the Guarantors named therein and The Bank of New York as trustee, relating to $200,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2011.

  4.9**  Specimen Certificate of 7 1/4% Senior Notes due 2011 (the
         "old notes") (included in Exhibit 4.8).

  4.10** Specimen Certificate of 7 1/4% Senior Notes due 2011 (the
         "new notes") (included in Exhibit 4.8).

  5.1** Opinion of James F. Maroney, III, Esq. regarding the validity of the new notes.

 10.1    Amended and Restated Secured Credit Agreement, dated as of   (Note 11)
         February 9, 1998, between Tuboscope Inc., and Chase Bank
         of Texas, National Association, ABN Amro Bank N.V.,
         Houston Agency, and the other Lenders Party Thereto, and
         ABN Amro Bank N.V., Houston Agency as Administrative Agent
         (includes form of Guarantee).

 10.1.1  Form of Amendment No. 1 to Amended and Restated Secured      (Note 13)
         Credit Agreement dated as of March 29, 1999.

 10.1.2  Form of Reaffirmation of Guarantee relating to Amended and   (Note 13)
         Restated Secured Credit Agreement dated as of March 29,
         1999.

 10.2*   Deferred Compensation Plan dated November 14, 1994;          (Note 12)
         Amendment thereto dated May 11, 1998.

 10.3*   Amended and Restated 1996 Equity Participation Plan.         (Note 1)

 10.3.1* Form of Non-qualified Stock Option Agreement for Employees   (Note 7)
         and Consultants; Form of Non-qualified Stock Option
         Agreement for Independent Directors.

 10.4*   DOS Ltd. 1993 Stock Option Plan; Form of D.O.S. Ltd. Non     (Note 8)
         Statutory Stock Option Agreement.

 10.5*   Amended and Restated Stock Option Plan for Key Employees     (Note 4)
         of Tuboscope Vetco International Corporation; Form of
         Revised Incentive Stock Option Agreement; and Form of
         Revised Non-Qualified Stock Option Agreement.

 10.6*   Stock Option Plan for Non-Employee Directors; Amendment to   (Note 5)
         Stock Option Plan for Non-Employee Directors; and Form of
         Stock Option Agreement.

 10.7*   The Varco 1982 Non-Employee Director Stock Option Plan.      (Note 16)

 10.8*   Varco International, Inc. Supplemental Executive             (Note 22)
         Retirement Plan.

 10.8.1* Amendment to Varco International, Inc. Supplemental          (Note 24)
         Executive Retirement Plan.

 10.8.2* Second Amendment to Varco International, Inc. Supplemental   (Note 25)
         Executive Retirement Plan.

 10.9    Lease dated March 7, 1985, as amended.                       (Note 15)

 10.9.1  Agreement dated as of January 1, 1982, with respect to       (Note 17)
         Lease included as Exhibit 10.9 hereof.

 10.9.2  Agreement dated as of January 1, 1984, with respect to       (Note 18)
         Lease included as Exhibit 10.9 hereto.

 10.9.3  Agreement dated as of February 8, 1985, with respect to      (Note 18)
         Lease included as Exhibit 10.9 hereto.

 10.9.4  Agreement dated as of April 12, 1985, with respect to        (Note 19)
         Lease included as Exhibit 10.9 hereto.

 Exhibit
   No.                           Description                          Note No.
 --------                        -----------                          ---------

 10.9.5   Amendment dated as of January 11, 1996, with respect to     (Note 23)
          Lease included as Exhibit 10.9 hereto.

 10.10    Standard Industrial Lease-Net dated September 29, 1988      (Note 20)
          for the premises at 743 N. Eckhoff, Orange, California.

 10.10.1  First amendment dated as of January 11, 1996 to Lease       (Note 23)
          included as Exhibit 10.10 hereto.

 10.11*   The Varco International, Inc. 1990 Stock Option Plan, as    (Note 21)
          amended.

 10.11.1* Amendments to the Varco International, Inc. 1990 Stock      (Note 26)
          Option Plan.

 10.11.2* Form of amendment to stock option agreements under the      (Note 26)
          Varco International, Inc. 1990 Stock Option Plan.

 10.12*   Varco International, Inc. 1994 Directors' Stock Option      (Note 23)
          Plan.

 10.12.1* Amendment to Varco International, Inc. 1994 Directors'      (Note 25)
          Stock Option Plan.

 10.13*   The Varco International, Inc. Deferred Compensation Plan.   (Note 26)

 10.14    Master Leasing Agreement, dated December 18, 1995 between   (Note 6)
          the Company and Heller Financial Leasing, Inc.

 10.14.1* Form of Executive Agreement of certain members of senior    (Note 14)
          management.

 10.15*   Form of First Amendment to Executive Agreements.            (Note 14)

 10.16*   Executive Agreement of John F. Lauletta.                    (Note 14)

 10.17*   Executive Agreement of Joseph C. Winkler.                   (Note 14)

 10.18*   Executive Agreement of George Boyadjieff.                   (Note 27)

 10.19*   Executive Agreement of Michael W. Sutherlin.                (Note 27)

 10.20*   Executive Agreement of Wallace K. Chan.                     (Note 27)

 10.21*   Form of Indemnity Agreement.                                (Note 14)

 10.22** Purchase Agreement dated as of April 26, 2001, between the Company, Credit Suisse First Boston Corporation,
          Salomon Smith Barney Inc., RBC Dominion Securities
          Corporation and Simmons & Company International.

 12**     Computation of Ratio of Earnings to Fixed Charges.

 21       Subsidiaries.                                               (Note 1)

 23.1** Consent of James F. Maroney, III, Esq. (included in his opinion filed as Exhibit 5.1).

 23.2     Consent of Ernst & Young LLP.

 24.1** Power of Attorney of the Company and each of the Guarantors (included on the signature page to the Registration Statement on Form S-4).

 25.1 Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of The Bank of New
          York.

 99.1**   Form of Letter of Transmittal.

 99.2**   Form of Notices of Guaranteed Delivery.

 99.3**   Form of Letter to Beneficial Holders and Instructions to
          Registered Holder.

 99.4**   Form of Letter to Registered Holder.

 99.5**   Form of Guidelines for Certification.

--------
*  Management contract, compensation plan or arrangement.

** Previously filed with the original registration statement on Form S-4 (No.
   333-64226) on June 29, 2001.

 Note 1 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

 Note 2  Incorporated by reference to the Company's Registration Statement on
         Form S-1 (No. 33-31102).

 Note 3  Incorporated by reference to the Company's Registration Statement on
         Form S-1 (No. 33-43525).

 Note 4  Incorporated by reference to the Company's Registration Statement on
         Form S-8 (No. 33-72150).

 Note 5  Incorporated by reference to the Company's Registration Statement on
         Form S-8 (No. 33-72072).

 Note 6 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

 Note 7  Incorporated by reference to the Company's Registration Statement on
         Form S-8 (No. 333-05233).

 Note 8  Incorporated by reference to the Company's Registration Statement on
         Form S-8 (No. 333-05237).

 Note 9 Incorporated by reference to the Company's Current Report on Form 8-K filed on January 16, 1996.

 Note 10 Incorporated by reference to the Company's Current Report on 8-K Filed on March 19, 1997, as amended by Amendment No. 1 filed on May 7, 1997.

 Note 11 Incorporated by reference to the Company's Registration Statement on
         Form S-4 (No. 333-51115).

 Note 12 Incorporated by reference to the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1998.

 Note 13 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.
 Note 14 Incorporated by reference to the Company's Registration Statement of
         Form S-4 (333-34582).

 Note 15 Incorporated by reference to Varco's Annual Report on Form 10-K for the year ended December 31, 1981.

 Note 16 Incorporated by reference to Varco's Quarterly Report on Form 10-Q for the quarter ended June 30, 1982.

 Note 17 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1982.

 Note 18 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1984.

 Note 19 Incorporated by reference to Varco's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1985.

 Note 20 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

 Note 21 Incorporated by reference to Varco's Registration Statement on Form S-
         8, Registration No. 333-21681.

 Note 22 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

 Note 23 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

 Note 24 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

 Note 25 Incorporated by reference to Varco's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

 Note 26 Incorporated by reference to Varco's Annual Report on Form 10-K for the year ended December 31, 1999.

 Note 27 Incorporated by reference to Varco's Annual Report on Form 10-K/A for the year ended December 31, 1999.